Exhibit 10.29
Consent Solicitation Statement
AMERICAN COLOR GRAPHICS, INC.
SOLICITATION OF CONSENTS
Relating to an Interest Waiver and Proposed Amendments to the Indenture
Governing its $280,000,000 10% Senior Second Secured Notes due 2010
(CUSIP No. 025169 AC7)

     THE CONSENT SOLICITATION (AS DEFINED HEREIN) WILL EXPIRE AT 11:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 14, 2007, UNLESS OTHERWISE EXTENDED OR EARLIER WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE MODIFIED, THE “EXPIRATION DATE”). THE COMPANY WILL NOT BE OBLIGATED TO ACCEPT ANY CONSENTS RECEIVED AFTER THE EXPIRATION DATE. CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE CONSENT ACHIEVEMENT TIME (AS DEFINED HEREIN), BUT NOT THEREAFTER.
     On November 5, 2007, American Color Graphics, Inc. (the “Company”) entered into a Consent Agreement (the “Consent Agreement”) with holders (the “Pre-Consenting Holders”) of approximately $219,800,000, or approximately 78.4%, in aggregate principal amount of the Company’s 10% Senior Second Secured Notes due 2010 (CUSIP No. 025169 AC7) (the “Notes”), issued and outstanding under the Indenture, dated as of July 3, 2003 (the “Indenture”), by and among the Company, as issuer, ACG Holdings, Inc. (“ACG Holdings”), as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the Consent Agreement, the Pre-Consenting Holders agreed, subject to the Consent Conditions set forth herein and to certain termination rights set forth in the Consent Agreement, to consent to the Proposed Amendments (as defined herein) and to forgo only the December 15, 2007 interest payment that would otherwise be due and payable by the Company (the “Interest Waiver”) and to receive a Promissory Note (as defined herein) in consideration therefor.
     Under the Consent Agreement, the Company has agreed to solicit consents (the “Consent Solicitation”) from all beneficial owners of the Notes who are also “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, the Company has agreed to offer to pay to all holders, including the Pre-Consenting Holders, who validly consent to the Proposed Amendments and Interest Waiver on or prior to the Expiration Date, and do not validly revoke such Consent on or prior to the Consent Achievement Time (the “Consenting Holders”), a consent fee (the “Consent Fee”) equal to the aggregate outstanding principal amount of Notes held by the Consenting Holders multiplied by 1%. The Consent Fee will not be payable in cash but such amount will be included on a pro rata basis in the principal amount of the Promissory Notes issued to each of the Consenting Holders.
The Solicitation Agent is:
Lehman Brothers
November 5, 2007

     You should read the section entitled “The Consent Solicitation — Proposed Amendments” beginning on page 6 for a discussion of certain risks that should be considered in evaluating this Consent Solicitation. This Consent Solicitation Statement and Letter of Consent contain important information that should be read in its entirety before any decision is made with respect to delivering a Consent.
     None of the Company, ACG Holdings, the Solicitation Agent or the Tabulation Agent (as defined herein) makes any recommendation in connection with the Consent Solicitation. Each holder must make their own decision with respect to delivering a Consent.
     Pursuant to the terms of the Consent Agreement, the Proposed Amendments and Interest Waiver must be consented to by holders of at least 90% in principal amount (the “Requisite Consent”) of the outstanding Notes in order to be adopted; provided, however, that if the Company and the Pre-Consenting Holders holding two-thirds in principal amount of the Notes then held by all Pre-Consenting Holders mutually agree to decrease the Requisite Consent, the Requisite Consent may be decreased to such mutually agreed upon amount. If the Requisite Consent with respect to the Proposed Amendments and Interest Waiver is received and the Consent Conditions (as described herein) have been satisfied (unless waived), the Company and ACG Holdings, as guarantor, intend to execute an Amended and Restated Indenture (the “Amended and Restated Indenture”) containing the Proposed Amendments, which is expected to occur on or before 11:59 p.m. on the Expiration Date. The Company will publicly announce that the Requisite Consent has been received and the Consent Conditions (as described herein) have been satisfied (unless waived) by press release to PR Newswire or a similar news service.
     At any time following receipt by the Tabulation Agent (as defined herein) of the Requisite Consents (such time, the “Consent Achievement Time”) and on or prior to the Expiration Date, in accordance with the Consent Conditions and in compliance with the conditions contained in the Indenture, the Company, ACG Holdings and the Trustee may execute the Amended and Restated Indenture reflecting the Proposed Amendments. The Amended and Restated Indenture will become effective upon execution by the Company, ACG Holdings and the Trustee. However, the Amended and Restated Indenture, and thus the Proposed Amendments, will not become operative unless and until the Consent Conditions and the other conditions to the Consent Solicitation are satisfied or waived.
     If the Amended and Restated Indenture becomes operative, specific provisions of the Indenture would be amended as described below and would bind all holders regardless of whether such holder delivered a Consent. However, holders that do not deliver a Consent will not be bound by the Interest Waiver. The Proposed Amendments and the Interest Waiver are being presented as one proposal and, consequently, the delivery of a Consent will constitute a consent to both the Proposed Amendments and the Interest Waiver. For a more detailed description of the purpose of the Consent Solicitation and a more detailed description of the Proposed Amendments and Interest Waiver, see “Background”, “The Consent Solicitation — Proposed Amendments” and “— Interest Waiver” below.
     The Company is proposing to amend the Indenture (i) by adding provisions in Section 4.03(a) of the Indenture to permit the Company and any Restricted Subsidiary (as defined in the Indenture) to incur an additional $5.0 million in aggregate principal amount of additional indebtedness that will be pari passu with debt outstanding under the Company’s 2005 Term Loan Facility and 2005 Revolving Credit Facility (as defined herein) and issue the Promissory Notes to the Consenting Holders, (ii) by amending the definition of “Permitted Liens” in Section 1.01 of the Indenture to increase the principal amount outstanding at any time of Indebtedness (as defined in the Indenture) permitted under Section 4.03 that is permitted to be secured by liens from $100 million to $105 million and (iii) by making certain other technical amendments throughout the Indenture to permit the Indenture to govern the Promissory Notes and permit the security interests granted with respect to the Promissory Notes to be pari passu to the security interests of the Notes (the “Proposed Amendments”).
     If the Requisite Consent is obtained, the Consent Conditions have been satisfied (unless waived) and the Amended and Restated Indenture becomes operative, the Company will issue to each of the Consenting Holders a secured non-interest-bearing promissory note (the “Promissory Notes”), due March 15, 2008, with an aggregate principal amount equal to the sum of (i) the amount of the December 15, 2007 interest due and unpaid with respect to Notes held by such Consenting Holder at the Record Date, and (ii) the Consent Fee. The Promissory Notes will be governed by the Amended and Restated Indenture and, accordingly, any default, Event of Default (as defined in the Indenture) or acceleration under the Notes will result in a default, event of default and/or acceleration under the

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Promissory Notes. In addition, the security interests granted with respect to the Promissory Notes will be junior to the security interests of the 2005 Term Loan Facility and 2005 Revolving Credit Facility (each as defined herein) and shall be pari passu to the security interests of the Notes.
     If the Requisite Consent is not obtained by the Expiration Date, or if the Consent Conditions (as described herein) have not been satisfied (unless waived) by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form, and the Proposed Amendments and Interest Waiver will not become operative and the Promissory Notes will not be issued.
     In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on November 2, 2007, and the term “holder” means each person shown on the records of the registrar for the Notes as a registered holder on the Record Date who is also an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act. As of the Record Date, there were $280,000,000 in aggregate principal amount of Notes issued and outstanding pursuant to the Indenture. See “Certain Indebtedness — The Notes.”
     Only holders who properly deliver a Consent that is received by the Tabulation Agent (as defined herein) on or prior to the Expiration Date and who do not revoke their Consent will be entitled to receive a Promissory Note, which will include the Consent Fee. All other holders will not be entitled to receive a Promissory Note or the Consent Fee but will be entitled to receive interest on the principal amount of their Note on the next Interest Payment Date (as defined in the Indenture). Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, the Company will issue the Promissory Notes to the Consenting Holders on or before 11:59 p.m. on November 14, 2007.
     Consents may be revoked by holders at any time prior to the Consent Achievement Time. Any notice of revocation received by the Tabulation Agent after the Consent Achievement Time will not be effective, even if received prior to the Expiration Date. See “The Consent Solicitation — Revocation of Consents” below.
     Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their Consent to the Proposed Amendments and Interest Waiver in accordance with the instructions set forth herein and therein.
     The transfer of Notes after the Record Date will not have the effect of revoking any Consent previously validly given by a holder, and each properly delivered Consent will be counted for purposes of receiving the Promissory Note and Consent Fee notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described herein has been complied with. If the Interest Waiver becomes effective, Notes transferred by Consenting Holders after the Record Date will not be entitled to receive interest on the December 15, 2007 interest payment date.
     Recipients of this Consent Solicitation Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult his, her or its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Consent Solicitation.
     Capitalized terms used in this Consent Solicitation Statement that are not otherwise defined herein have the meanings set forth in the Indenture.
IMPORTANT INFORMATION
     Only holders who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, are being solicited by the Company to Consent to the Proposed Amendments and Interest Waiver and will be issued a Promissory Note by the Company, which will include the Consent Fee. A holder who Consents will be deemed by such Consent to represent to the Company that such holder (i) has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto, (ii) is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time,

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(iii) is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof and (iv) is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
     As of the date of this Consent Solicitation Statement, all of the Notes are registered in the name of the nominee of The Depository Trust Company (“DTC”). In turn, the Notes are recorded on DTC’s books in the names of DTC Participants who hold Notes for the beneficial owners of the Notes. Beneficial owners whose Notes are held through a broker, dealer, commercial bank, trust company, custodian or DTC Participant or other nominee and who wish to consent should contact the record owner of their Notes promptly and instruct their record owner to consent on their behalf.
     To ensure timely receipt of a Consent, beneficial owners should check with their record holder as to the processing time required and deliver the appropriate materials well before such time. If such person does not have adequate time to process your instructions, your Consent will not be given effect. You have been provided with a form of Letter of Consent that you may be required to use in order to provide your instructions. DTC has confirmed that the Solicitation is eligible for the DTC Automated Tender Offer Program (“ATOP”). Accordingly, DTC Participants who would like to consent must electronically deliver their Consent by causing DTC to transfer their Notes into a segregated contra account established by the Tabulation Agent for purposes of this Consent Solicitation in accordance with DTC’s ATOP procedures for such a transfer. By making such a transfer, DTC Participants will be deemed to have delivered a Consent with respect to any Notes so transferred. DTC will verify the transfer and the electronic delivery of such Consent and then send an Agent’s Message (as defined herein) to the Tabulation Agent. DTC Participants desiring to deliver a Consent prior to the Expiration Date should note that they must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.
     Consents should not be delivered to the Trustee, the Solicitation Agent or the Company. However, the Company reserves the right to accept any Consent received by the Company or the Trustee. Under no circumstances should any person tender or deliver Notes to the Company, the Trustee, the Solicitation Agent, the Tabulation Agent or any other party at any time.
     Notes with respect to which a Consent has been validly delivered will trade under a temporary CUSIP number during the period beginning on the first business day following the Expiration Date and ending on December 17, 2007. Accordingly, Notes for which Consents have been delivered will trade separately from Notes for which Consents have not been delivered until December 17, 2007. On and after December 17, 2007, all of the Notes will trade under the original CUSIP number (CUSIP No. 025169 AC7). During the period between the Expiration Date and December 17, 2007, there may be limited liquidity in the Notes as a result of the separation of CUSIP numbers.
     No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent and other materials, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trustee, the Solicitation Agent, the Tabulation Agent or any other person. The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.
     Please handle this matter through your bank or broker. Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof. Requests for assistance in completing and delivering a Consent or requests for additional copies of this Consent Solicitation Statement or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

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THE COMPANY
     The Company is a wholly owned subsidiary of ACG Holdings. ACG Holdings has no operations or significant assets other than its investment in the Company. The Company is one of the leading printers of advertising inserts and newspaper products in the United States developed from a business that commenced operations in 1926. Customers for its print services include approximately 220 national and regional retailers and approximately 150 newspapers.
     The Company is also one of the most technologically advanced providers of premedia services in the United States. The Company provides its customers with comprehensive services and solutions for their advertising and brand management programs. The Company’s wide variety of services include digital photography, digital asset management, prepress production, creative and design, color management services, and workflow consulting for the preparation and management of materials for printing, and other forms of distribution of their content.
     Advertising Inserts. The Company’s principal focus is on the printing of retail advertising inserts. In the fiscal years ended March 31, 2007, 2006, and 2005, retail advertising inserts accounted for 82%, 81% and 83%, respectively, of its total print segment sales.
     Customers in the advertising insert segment of the print industry, particularly large national accounts, have increasingly demanded more sophisticated distribution capabilities, higher quality and greater flexibility from print service providers. This demand has resulted in the continued consolidation among printers within the industry. Heatset offset is the dominant technology for printing advertising inserts due to its reliability, high print quality and flexibility. The industry has also experienced the increasing interest of newspapers to outsource their commercial printing, inserting and product mailings. As a result, the Company believes that the key factors for success in the advertising insert segment of the printing industry are price, quality, reliability and proximity to customers’ target markets, as well as strong customer service capabilities that foster lasting relationships.
     Premedia Services. Premedia services consist of several processes necessary for the preparation and management of advertising and packaging materials for printing and other mediums, including file preparation, page layout and design, image capture, asset and content management, creative concept, and color and brand management. Premedia services have become a crucial part of the total mix of services demanded by print customers. In an effort to meet these demands, the Company, as well as its major competitors in the print segment, offer Premedia services to its customers in addition to printing services. The Company believes that the key factors for its success in the Premedia services segment are (i) providing comprehensive services, including print services, as well as managed Premedia services at customer locations and (ii) enhancing customer workflow through technology leadership.
      Corporate Information
     The Company is a New York corporation and its principal executive offices are located at 100 Winners Circle, Brentwood, Tennessee 37027. The Company’s telephone number is (615) 377-0377. ACG Holdings is a Delaware corporation and its principal executive offices are located at 100 Winners Circle, Brentwood, Tennessee 37027. ACG Holdings’ telephone number is (615) 377-0377. The Company’s website is www.americancolor.com. Information on the Company’s website shall not be deemed part of this Consent Solicitation Statement.
CERTAIN INDEBTEDNESS
      The Notes
     The Notes were originally issued on July 3, 2003 in an aggregate principal amount of $280,000,000 in connection with a recapitalization of ACG Holdings. The Notes currently accrue interest semi-annually at a rate of 10% per annum payable in cash on June 15 and December 15. The Company may redeem the Notes beginning on June 15, 2007. The initial redemption price is 105% of their principal amount, plus accrued interest. The redemption price will decline each year after 2007 and will be 100% of their principal amount, plus accrued interest, beginning on June 15, 2009. The Notes mature on June 15, 2010.

     The Notes are fully and unconditionally guaranteed on a senior basis by ACG Holdings and by future domestic subsidiaries of the Company (subject to certain exceptions). ACG Holdings conducts no business other than as the sole shareholder of the Company and has no significant assets other than the capital stock of the Company.
      2005 Credit Agreement
     In May 2005, the Company entered into the Amended and Restated Credit Agreement between the Company and Banc of America Securities, LLC, as sole lead arranger and sole book manager, and Bank of America, N.A., as administrative agent, and certain lenders (as amended, the “2005 Credit Agreement”). The 2005 Credit Agreement is a $90 million senior secured facility comprised of (i) a $55 million revolving credit facility ($40 million of which may be used for letters of credit), maturing on December 15, 2009 which is not subject to a borrowing base limitation, (the “2005 Revolving Credit Facility”) and (ii) a $35 million non-amortizing term loan facility maturing on December 15, 2009 (the “2005 Term Loan Facility”). ACG Holdings is dependent upon distributions from the Company to fund its obligations. The Company’s ability to pay dividends or lend funds to ACG Holdings is restricted under the terms of the Indenture and the 2005 Credit Agreement.
     The Company’s obligations under the 2005 Bank Credit Agreement are secured by a first priority lien on substantially all of the Company’s assets, subject to certain exceptions.
      Revolving Trade Receivables Facility
     In September 2006, American Color Graphics Finance, LLC (“Graphics Finance”), a wholly-owned subsidiary of the Company, entered into a $35 million revolving trade receivables facility (as amended, the “Receivables Facility”) with Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager, and Bank of America, N.A., as Administrative Agent, Collateral Agent and Lender and certain other lenders.
     The maximum borrowing availability under the Receivables Facility is $35 million. Availability at any time is limited to a borrowing base linked to 85% of the balances of eligible receivables less certain minimum excess availability requirements. Borrowings under the Receivables Facility are secured by a first priority lien on substantially all the assets of Graphics Finance, which consist primarily of any receivables sold by the Company to Graphics Finance pursuant to a receivables contribution and sale agreement. The Company services these receivables pursuant to a servicing agreement with Graphics Finance.
     The Receivables Facility also requires the Company, as servicer of the receivables sold by it to Graphics Finance, to satisfy the same first lien leverage ratio test and minimum total liquidity test contained in the 2005 Credit Agreement. In addition, the Receivables Facility contains other customary affirmative and negative covenants and events of default. The Receivables Facility expires on December 15, 2009, when all borrowings thereunder become payable in full.
BACKGROUND
     In February 2007, ACG Holdings entered into a mutual evaluation information nondisclosure agreement (the “February Vertis Confidentiality Agreement”) with Vertis, Inc. (“Vertis”) providing for the exchange of certain information between the parties in connection with a potential business combination between ACG Holdings and Vertis. Thereafter, representatives of ACG Holdings and Vertis held discussions with respect to the basis on which the parties might be prepared to merge.
     On June 13, 2007, the 2005 Credit Agreement and the Receivables Facility were amended to (a) increase the maximum permissible ratios under the first lien coverage ratio covenants contained therein as of the last day of the Company’s fiscal quarters ending September 30, and December 31, 2007, and March 31, 2008, and (b) require that the Company maintain certain levels of minimum total liquidity at November 30, December 13, and December 31, 2007, and at the end of each month thereafter through March 31, 2008.

     On July 23, 2007, the Company announced that ACG Holdings had entered into a letter of intent with Vertis (the “July Letter of Intent”) with respect to the possible merger of ACG Holdings and Vertis. As a result of such proposed merger, the holders of ACG Holdings’ equity would have received certain common equity and mezzanine subordinated notes of Vertis Holdings, Inc., the parent of Vertis. The closing of such transaction would have been subject to the execution of a mutually acceptable definitive merger agreement, the satisfaction of customary closing conditions and the receipt of necessary approvals, as well as the amendment, refinancing, or repayment in full of the parties’ senior secured credit facilities and the successful exchange of the parties’ outstanding notes (or another mutually satisfactory arrangement).
     On August 31, 2007, the 2005 Credit Agreement and Receivables Facility were amended to, among other things, provide that compliance with the first lien coverage ratio covenants in each thereof as of September 30, 2007, would not be measured or determined for any purpose until November 29, 2007 (including, without limitation, for the purpose of determining the Company’s entitlement to make additional borrowings under either such facility on or prior to such date). The Company also announced that it did not believe that it was probable that it would be in compliance with its first lien coverage ratio covenants under its 2005 Credit Agreement and Receivables Facility at or after November 29, 2007. The lenders under both facilities also waived the Company’s noncompliance with certain reporting requirements under such facilities subsequent to March 31, 2007. One such waiver related to the Company’s failure to deliver its restated consolidated financial statements for the fiscal years ended March 31, 2007, 2006 and 2005 accompanied by a report or opinion of its independent certified public accountants that was not subject to any “going concern” qualification. See the Report of Independent Registered Public Accounting Firm, which contains a “going concern” qualification, accompanying the Company’s restated consolidated financial statements included in its Annual Report on Form 10K/A dated August 31, 2007. The lenders under both facilities waived such noncompliance with respect to the delivery of such Report of Independent Registered Public Accounting Firm until November 29, 2007.
     On September 14, 2007, Vertis and the Company announced that they had entered into an exchange agreement (the “September Exchange Agreement”) with certain holders of the Notes, and of the 9.75% Senior Secured Second Lien Notes due 2009 (“Vertis 9.75% Notes”), 10.875% Senior Notes due 2009 (“Vertis 10.875% Notes”) and 13.5% Senior Subordinated Notes due 2009 (“Vertis 13.5% Notes”, collectively, the “Vertis Notes”) of Vertis. Pursuant to the September Exchange Agreement, certain holders of the Notes and the Vertis Notes agreed to participate in exchange offers for the Notes and the Vertis Notes. The exchange offers would have extended the maturities of the Notes and the Vertis Notes and converted the Notes into a new series of senior subordinated indebtedness of Vertis. By tendering their existing notes, holders would also have been consenting to certain amendments to the indentures governing the existing Notes and the existing Vertis Notes to eliminate substantially all the covenants (including, in the case of the Notes, the requirement that the Company offer to redeem the Notes upon the occurrence of a change of control) and events of default that may be removed by majority consent of the holders consistent with the applicable indentures and certain legal requirements. In addition, the holders of the Notes and the Vertis 9.75% Notes would have been asked to consent to the release of all collateral from the liens securing such notes. The exchange offers would also have provided for a second lien to the holders of notes exchanged for the Vertis 9.75% Notes, a third lien to holders of the notes exchanged for the Vertis 10.875% Notes and a fourth lien to the holders of the notes exchanged for the Notes and the Vertis 13.5% Notes. The exchange offers would have been subject to certain conditions, including, without limitation, the consummation of the merger of Vertis and Holdings.
     Thereafter, representatives of ACG Holdings and Vertis held extensive additional discussions with respect to the basis on which the parties would be prepared to merge. However, on October 1 , 2007, Vertis issued a press release stating that it had terminated the July Letter of Intent, but, according to the press release, “is prepared to entertain further discussions” with the Company about a possible merger. Vertis also announced that the September Exchange Agreement had expired by its terms on September 29, 2007.
     On October 4, 2007, the Company announced that its Board of Directors had determined to conduct a review of its strategic options following Vertis’s unilateral termination of the July Letter of Intent. The Company said that it would work with its financial advisor, Lehman Brothers, in connection with the review. The Company said that its strategic options could include, among other things, seeking to exchange some or all of the Notes for other securities of ACG Holdings, seeking waivers or amendments from the requisite lenders under its existing bank credit facilities and Notes, seeking to incur additional indebtedness above currently permitted levels (if the requisite lenders under its existing bank credit facilities and the Notes permit it), seeking to refinance its current bank credit facilities, seeking to sell the entire Company or dispose of material assets, or taking other actions that could have a material effect on the Company. The Company said that it could not provide any assurance that any such alternative would be pursued or could be accomplished or as to the timing or terms of any such action.
     On November 5, 2007, the Company entered into a Consent Agreement with the Pre-Consenting Holders. As of the Record Date, the Pre-Consenting Holders owned approximately $219,800,000, or approximately 78.4%, in aggregate principal amount of the Notes. Pursuant to the Consent Agreement, the Pre-Consenting Holders agreed, subject to the Consent Conditions (as described herein) and certain termination rights set forth in the Consent Agreement, to consent to the Proposed Amendments and the Interest Waiver and to receive the Promissory Notes.
     Under the terms of the Consent Agreement, the Company has agreed to seek additional consents from all other beneficial holders of the Notes who are also “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act. In connection therewith, the Company has agreed to offer to pay the Consent Fee to the Consenting Holders. The Consent Fee will not be payable in cash but such amount will be included on a pro rata basis in the principal amount of the Promissory Notes issued to each of the Consenting Holders.
THE CONSENT SOLICITATION
Purpose of the Solicitation of Consents for the Proposed Amendments and Interest Waiver
     The purpose of the Consent Solicitation is to obtain the Requisite Consent from holders of Notes for the Proposed Amendments and Interest Waiver. Pursuant to the terms of the Consent Agreement, the Proposed Amendments must be consented to by the Requisite Consent of the outstanding Notes in order to be adopted; provided, however, that if the Company and the Pre-Consenting Holders holding two-thirds in principal amount of the Notes then held by all Pre-Consenting Holders mutually agree to decrease the Requisite Consent, the Requisite Consent may be decreased to such mutually agreed upon amount. If the Requisite Consent with respect to the Proposed Amendments and Interest Waiver is received and the Consent Conditions (as described herein) have been satisfied (unless waived), the Company and ACG Holdings, as guarantor, intend to execute the Amended and Restated Indenture containing the Proposed Amendments, which is expected to occur on or before 11:59 p.m. on the Expiration Date. The Amended and Restated Indenture will become effective upon execution by the Company, ACG Holdings and the Trustee. However, the Amended and Restated Indenture, and thus the Proposed Amendments, will not become operative unless and until the Consent Conditions and the other conditions to the Consent Solicitation are satisfied or waived.
     The Company will publicly announce that the Requisite Consent has been received and the Consent Conditions have been satisfied (unless waived) by press release to PR Newswire or a similar news service. If the Amended and Restated Indenture becomes operative, specific provisions of the Indenture would be amended as described below and would bind all holders regardless of whether such holder delivered a Consent. However, holders that do not deliver a Consent will not be bound by the Interest Waiver. The Proposed Amendments and the Interest Waiver are being presented as one proposal and, consequently, the delivery of a Consent will constitute a consent to both the Proposed Amendments and the Interest Waiver. See “The Consent Solicitation — Proposed Amendments” for a description of the Proposed Amendments. A complete copy of the form of Amended and Restated Indenture is attached hereto as Annex A.
     If the Requisite Consent is obtained, the Consent Conditions have been satisfied (unless waived) and the Amended and Restated Indenture becomes operative, the Company will issue to each of the Consenting Holders a Promissory Note. In accordance with the Promissory Notes, any default, Event of Default (as defined in the Indenture) or acceleration under the Notes will result in a default, event of default and/or acceleration under the Promissory Notes. In addition, the security interests granted with respect to the Promissory Notes will be junior to the security interests of the current 2005 Term Loan Facility and the 2005 Revolving Credit Facility (as defined herein) and shall be pari passu to the security interests of the Notes.
     If the Requisite Consent is not obtained by the Expiration Date, or if the Consent Conditions (as described herein) have not been satisfied (unless waived) by the Expiration Date or if the Consent Solicitation is terminated or withdrawn, the Indenture will remain in effect in its present form, and the Proposed Amendments and Interest Waiver will not become operative.
     The Proposed Amendments will amend the Indenture (i) by adding provisions in Section 4.03(a) of the Indenture to permit the Company and any Restricted Subsidiary (as defined in the Indenture) to incur an additional $5.0 million in aggregate principal amount of additional indebtedness that will be pari passu with debt outstanding under the Company’s 2005 Term Loan Facility and the 2005 Revolving Credit Facility and issue the Promissory Notes to the Consenting Holders, (ii) by amending the definition of “Permitted Liens” in Section 1.01 of the Indenture to increase the principal amount outstanding at any time of Indebtedness (as defined in the Indenture) permitted under Section 4.03 that is permitted to be secured by liens from $100 million to $105 million and (iii) by making certain other technical amendments to the Indenture to permit the Indenture to govern the Promissory Notes. The Interest Waiver will waive the payment of interest to Consenting Holders with respect to the December 15, 2007 interest payment date.
     Failure to deliver a Consent in accordance with the terms hereof will have the same effect as if a holder had chosen not to give its Consent with respect to the Proposed Amendments or the Interest Waiver.
     The delivery of a Consent by a holder will not affect such holder’s right to sell or transfer the Notes held by such holder. If a holder delivers a Consent and subsequently transfers its Notes prior to the Expiration Date, any payments pursuant to the Consent Solicitation with respect to such Notes will be made to such holder, unless the Consent with respect to such Notes has been validly revoked at any time prior to the Expiration Date. If the Interest Waiver becomes effective, Notes transferred by Consenting Holders after the Record Date will not be entitled to receive interest on the December 15, 2007 interest payment date.
     Beneficial owners of the Notes who wish to provide a Consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the holder of such Notes, to execute and deliver a Letter of Consent promptly on behalf of the beneficial holders on or prior to the Expiration Date.
Interest Waiver
     By delivering a Consent, a holder will be deemed to have waived the requirement that such holder receive the December 15, 2007 interest payment in cash. The Interest Waiver requires the approval of a holder to be effective with respect to the Notes held by such holder. The Pre-Consenting Holders have agreed to forgo the December 15, 2007 interest payment that will become due and payable with respect of the Notes and to receive the Promissory Notes in lieu thereof. The Company will only be required to pay the December 15, 2007 interest payment in cash with respect to Notes as to which no Consent has been validly delivered or as to which a Consent has been validly revoked or as to such holders who were not solicited as part of this Consent Solicitation.
     Notes with respect to which a Consent has been validly delivered will trade under a temporary CUSIP number during the period beginning on the first business day following the Consent Date and ending on December 17, 2007. Accordingly, Notes for which Consents have been delivered will trade separately from Notes for which Consents have not been delivered until December 17, 2007. On December 17, 2007, all of the Notes will trade under the original CUSIP number (CUSIP No. 025169 AC7). During the period between the Consent Date and December 17, 2007, there may be limited liquidity in the Notes as a result of the separation of CUSIP numbers.
Promissory Notes
     If the Requisite Consent is obtained, the Consent Conditions have been satisfied (unless waived) and the Amended and Restated Indenture becomes effective, the Company will issue to each of the Consenting Holders a Promissory Note due March 15, 2008, with an aggregate principal amount equal to the sum of (i) the amount of the December 15, 2007 interest payment with respect to Notes held by such Consenting Holder and (ii) the Consent Fee. The Promissory Notes will be governed by the Amended and Restated Indenture and, accordingly, any default, Event of Default (as defined in the Indenture) or acceleration under the Notes will result in a default, event of default and/or acceleration under the Promissory Notes. In addition, the security interests granted with respect to the

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Promissory Notes will be junior to the security interests of the 2005 Term Loan Facility and the 2005 Revolving Credit Facility and shall be pari passu to the security interests on the Notes. HOWEVER, ONLY THOSE HOLDERS WHO CONSENT ON OR PRIOR TO THE EXPIRATION DATE WILL RECEIVE THE CONSENT FEE.
Proposed Amendments
     The Proposed Amendments will be embodied in an Amended and Restated Indenture. Pursuant to the terms of the Consent Agreement and the Indenture, in order to be adopted, the Proposed Amendments require the Requisite Consent of holders to consent to accept the Promissory Notes in lieu of cash interest and otherwise consent to the treatment set forth herein; provided, however, that if the Company and the Pre-Consenting Holders holding two-thirds in principal amount of the Notes then held by all Pre-Consenting Holders mutually agree to decrease the Requisite Consent, then the Requisite Consent may be decreased to such mutually agreed upon amount.
     The summary of the provisions of the Indenture set forth below is qualified in its entirety by reference to the full and complete terms contained in the Indenture. Capitalized terms used in this section without definition have the meanings set forth in the Indenture. A copy of the Indenture has been filed with the SEC and may be obtained in the manner described under “Available Information.”
     Modification of Section 1.01 (Definitions) of “Permitted Liens.” The Proposed Amendments will amend the Indenture by adding the following language to the definition of “Permitted Liens” in Section 1.01 of the Indenture (proposed additional language provided in boldface type and in brackets):
“(1) Liens securing the Notes and the Note Guarantees in an aggregate principal amount outstanding at any time not to exceed $280 million with respect to the [2010] Notes [and $            million with respect to the 2008 Notes];”
“(6) Liens to secure Indebtedness that is permitted under SECTION 4.03 in an aggregate principal amount outstanding at any time not to exceed [$105] million and Liens securing Interest Rate Agreements, Currency Agreements or other hedging arrangements or agreements related to such Indebtedness;”
     Modification of Section 4.03 (Limitation on Indebtedness) to Permit the Company to Incur an Additional $5.0 Million of Additional Indebtedness. The Proposed Amendments will amend the Indenture by adding a provision in the second paragraph of Section 4.03(a) of the Indenture to provide that (proposed additional language provided in boldface type and in brackets):
     “Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement outstanding at any time in an aggregate principal amount not to exceed [$5 million plus] the greater of (A) $70 million, less any amount of such Indebtedness permanently repaid as provided under SECTION 4.11 and (B) the amount equal to the sum of 85% of the consolidated net book value of accounts receivable and 65% of the consolidated net book value of inventory of the Company and its Restricted Subsidiaries as determined in accordance with GAAP as of the most recently ended fiscal quarter of the Company for which reports have been filed with the Commission or provided to the Trustee;”
     Modification of Section 4.03 (Limitation on Indebtedness) to Permit the Company to Issue the Promissory Notes in Lieu of Cash in Respect of the December 15, 2007 Interest Payment. The Proposed Amendments will also add the following as Section 4.03(a)(viii):

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“(viii) the Incurrence by the Company of the amount of Indebtedness represented by the 2008 Notes and the 2008 Note Guarantees with an aggregate principal amount equal to the sum of (i) the amount of the December 15, 2007 interest payment with respect to the 2010 Notes held by the Consenting Holders (as defined in the Consent Solicitation Statement dated November 5, 2007 by the Company) and (ii) the consent fee in connection with the Consent Solicitation Statement dated November 5, 2007 by the Company.”
     The foregoing summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the form of Amended and Restated Indenture attached as Annex A to this Consent Solicitation Statement.
     The incurrence of additional debt by the Company would increase its existing level of indebtedness, which is substantial. The Company’s substantial level of indebtedness increases the possibility that the Company may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of the Company’s indebtedness. The Company’s substantial indebtedness, combined with its other financial obligations and contractual commitments, could have important consequences to you as a holder of the Notes. For example, it could:
•	make it more difficult for the Company to satisfy its obligations with respect to its indebtedness, including the Notes, and any failure to comply with the obligations under any of the Company’s debt instruments, including financial and other restrictive covenants, could result in an event of default under the Indenture and the agreements governing such other indebtedness;

•	make the Company more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	require the Company to dedicate a substantial portion of the Company’s cash flow from operations to payments on the Company’s indebtedness, thereby reducing the availability of the Company’s cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit its flexibility in planning for, or reacting to, changes in the Company’s business and the industry in which the Company operates;

•	place the Company at a competitive disadvantage compared with the Company’s competitors that are less highly leveraged and therefore able to take advantage of opportunities that the Company’s indebtedness prevents the Company from exploiting;

•	limit the Company’s ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of the Company’s business strategy or other purposes; and

•	limit the Company’s ability to purchase paper and other raw materials under satisfactory credit terms thereby limiting our sources of supply or increasing the cash required to fund operations or both.
     Any of the above-listed factors could materially adversely affect the Company’s business, financial condition and results of operations. If the Company does not have sufficient earnings to service its debt, the Company may be required to refinance all or part of its existing debt, sell assets, borrow more money or sell securities, none of which the Company can assure you that the Company will be able to do.
     Temporary Limited Liquidity of Notes. Notes with respect to which a Consent has been validly delivered will trade under a temporary CUSIP number during the period beginning on the first business day following the Expiration Date and ending on December 17, 12007. As a result, Notes for which Consents have been delivered will trade separately from Notes for which Consents have not been delivered until December 17, 2007. During the period between the Expiration Date and December 17, 2007 for any Notes with respect to which a

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Consent was not validly delivered, there may be limited liquidity in the Notes as a result of the separation of CUSIP numbers.
     Effect of the Issuance of the Promissory Notes. The Company’s substantial indebtedness could have a material adverse effect on the Company’s financial health and its ability to obtain financing, and to refinance its existing indebtedness, in the future. The Company’s substantial indebtedness, combined with its other financial obligations and contractual commitments, could have important consequences to holders. For example, if the Proposed Amendments and the Interest Waiver receive the Requisite Consent, the Company’s significant amount of indebtedness may impair its ability to pay the principal amount of the Promissory Notes at or before maturity. Alternatively, if the Proposed Amendments and the Interest Waiver do not receive the Requisite Consent, the Company’s significant amount of indebtedness may impair its ability to pay the December 15, 2007 interest payment that would be due and payable by the Company pursuant the Indenture.
     Expiration of Bank Waivers. The waivers proposed to be obtained by the Company under the 2005 Credit Agreement and the Receivables Facility will expire on February 15, 2008, prior to the maturity date of the Promissory Notes, unless the lenders and agents under each facility agree to an extension of such waivers. There can be no assurance that the Company would be able to obtain any such extension or that the terms of any such extension would permit payment of the amounts due under the Promissory Notes upon maturity.
Conditions to the Effectiveness of the Consent Solicitation
     Requisite Consent Obtained Prior to the Expiration Date
     Notwithstanding any other provision of the Consent Solicitation, the Company shall not be required to pay the Consent Fee and issue the Promissory Notes in the event the Consents obtained on or prior to the Expiration Date do not represent at least 90% in principal amount of the outstanding Notes (and, thereby, obtain the Requisite Consent for the Proposed Amendments to the Indenture).
     Consent Conditions
     The effectiveness of any Consents delivered pursuant to this Consent Solicitation is conditioned upon satisfaction (unless waived) of the following conditions by the Expiration Date:
1.	receipt of amendments or waivers under any material contracts or material agreements and the taking of corporate action by the Company (and/or its parent or and subsidiaries), in each case, necessary to effectuate the transactions contemplated herein;
2.	delivery by the Company to Perella Weinberg Partners (“PWP”) and Milbank, Tweed, Hadley and McCloy LLP (“Milbank”), financial and legal advisors to the Pre-Consenting Holders, of a non-binding preliminary term sheet for a standalone restructuring plan for the Company and an analysis of how such plan should be implemented;
3.	execution of an agreement with lenders and agents under the 2005 Term Loan Facility and the 2005 Revolving Credit Facility regarding certain waivers under and amendments to such facilities substantially in the form attached as an exhibit to the Current Report on Form 8-K filed with the SEC by the Company on the date hereof;
4.	execution of an agreement with the lenders and agents under the Receivables Facility regarding certain waivers under and amendments to the Receivables Facility substantially in the form attached as an exhibit to the Current Report on Form 8-K filed with the SEC by the Company on the date hereof;
5.	issuance of the Promissory Notes, the execution and delivery of the Amended and Restated Indenture, the execution/issuance of all documentation related thereto (including without any limitation any security agreements or the like, and any amendments to the intercreditor agreement)

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and the filing of all documents and the taking of all actions necessary to perfect the security interests granted to the Promissory Notes, shall have, in each case, occurred;
6.	from November 5, 2007 through the Expiration Date, no default, Event of Default or acceleration shall have occurred under the Notes, 2005 Term Loan Facility, 2005 Revolving Credit Facility and/or the Receivables Facility; and
7.	delivery to the Pre-Consenting Holders of a certificate from the Company and ACG’s Holdings respective secretaries setting forth and attesting to the adoption by their respective boards of directors of resolutions authorizing the entrance into the Consent Agreement and the transactions contemplated hereunder or thereunder by each of the Company and ACG Holdings.
     Each condition set forth in paragraphs 1, 3, 4, 5, 6 and 7 above shall be deemed satisfied upon its completion or, in the sole discretion of each of the Company and the Pre-Consenting Holders holding two-thirds in principal amount of all Notes then outstanding may be waived by the Expiration Date. The condition set forth in paragraph 2 shall be deemed satisfied upon its completion or, in the sole discretion of each of the Company and all of the Pre-Consenting Holders may be waived by the Expiration Date. All Consents validly delivered shall be void for all purposes if each Consent Condition described above is neither satisfied nor waived in accordance with this paragraph.
     General Conditions
     Notwithstanding any other provision of the Consent Solicitation, the Company will not be required to accept Consents validly delivered (and not revoked) prior to the Consent Date, and may terminate, extend or amend the Consent Solicitation, if there has not been satisfied (i) the condition to receive Requisite Consents or (ii) the condition to have an Amended and Restated Indenture with respect to the Proposed Amendments executed by the Company, ACG Holdings, as guarantor, and the Trustee, or if any of the following conditions shall exist prior to the acceptance of any Consents pursuant to the Consent Solicitation:
•	there shall have been any action threatened, pending or taken, or approval withheld or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Consent Solicitation, by any legislative body, court, authority, agency or tribunal that, in its sole judgment, would or might, directly or indirectly (a) make the acceptance or payment for some or all of the Consents illegal or otherwise restrict or prohibit consummation of the Consent Solicitation, (b) materially impair the contemplated benefits of the Consent Solicitation to the Company or its stockholders or (c) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company or materially impair the contemplated benefits of the Consent Solicitation to the Company or its respective stockholders, other than any of the foregoing events that has occurred prior to the commencement of the Consent Solicitation, or, in the case of any of the foregoing events that has occurred prior to the commencement of the Consent Solicitation, there shall have occurred any development that, in its sole judgment, would or could have any of the effects set forth above;

•	there shall have occurred (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (b) any change (or any condition, event or development involving a prospective change) in the general political, market, economic or financial condition in the United States or abroad that, in its sole judgment, could have a material adverse effect on the business, condition (financial or other), income, operations or prospects of the Company or any of its subsidiaries or materially impair the contemplated benefits of the Consent Solicitation to the Company or its stockholders, other than any of the foregoing events that has occurred prior to the commencement of the Consent Solicitation, or, in the case of any of the foregoing events that has occurred prior to the commencement of the Consent Solicitation, there shall have occurred any development that, in its sole judgment, would or could have any of the effects set forth above, (c) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in its sole judgment, might affect, the

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extension of credit by lending institutions in the United States or the public or private capital markets in the United States, (d) the announcement, commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (e) in the case of any of the foregoing (other than pursuant to clause (b)) existing at the time of the commencement of the Consent Solicitation, in its sole judgment, a material acceleration or worsening thereof; or

•	the Trustee under the Indenture shall have objected in any respect to or taken any action that could, in its sole judgment, adversely affect the consummation of the Consent Solicitation, or its ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the applicable Consents (including the form thereof) or in the making of the applicable Consent Solicitation or the acceptance for purchase or payment for any of the Consents.
     The general conditions noted above to the Consent Solicitation are for the Company’s sole benefit and may be asserted by the Company in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by the Company (other than in respect of the Requisite Consent condition), in whole or in part, in its sole discretion, whether or not any other condition of the Consent Solicitation also is waived. The Company has not made a decision as to what circumstances would lead it to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Any determination by the Company concerning the events described in this section shall be final and binding upon all holders. In addition, any modification or termination of this Consent Solicitation by the Company in reliance upon these provisions may terminate the obligations of the Pre-Consenting Holders under the Consent Agreement to consent to the Proposed Amendments and the Interest Waiver and therefore may adversely affect the probability that the Requisite Consent will be obtained.
Consent Fee
     Subject to the satisfaction or waiver of all conditions to the Consent Solicitation, on November 14, 2007 or as promptly as practicable thereafter, the Company will pay each Consenting Holder the Consent Fee as to which a Consent has been validly delivered prior to the Expiration Date and not revoked as described below. The Consent Fee will not be payable in cash but will be included on a pro rata basis in the principal amount of the Promissory Notes issued to each of the Consenting Holders.
     The right to receive the Consent Fee is not transferable, although the Promissory Note is transferable. The Company will only make payment of the Consent Fee to Holders who have properly delivered Consents that are in effect at the Consent Achievement Time pursuant to the terms hereof. Consents must be received by the Tabulation Agent prior to the Expiration Date and not revoked prior to the Consent Achievement Time (unless validly redelivered prior to the Expiration Date) in order to qualify for receipt of a Promissory Note the principal amount of which includes the Consent Fee. No other person will be entitled to receive a Promissory Note or to otherwise receive the Consent Fee. Interest will not accrue on or be payable with respect to the Promissory Notes or the Consent Fee. Consents will expire if the Requisite Consents have not been obtained on or before the Expiration Date, unless the Expiration Date is extended by the Company with the consent of the Pre-Consenting Holders holding two-thirds of the principal amount of Notes then held by all Consenting Holders.
Record Date
     The Record Date for the determination of holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on November 2, 2007.
Expiration Date; Extensions; Modification
     The term “Expiration Date” means 11:00 a.m., New York City time, on November 14, 2007, unless the Company, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Expiration Date” means the latest time and date to which the Consent Solicitation is so extended. In order to

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extend the Expiration Date, the Company will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof, prior to 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. The Company may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any holder to be so notified will not affect the extension of the Consent Solicitation.
     If the Consent Solicitation is amended or modified in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment or modification in a manner deemed advisable and may, if appropriate, extend the Consent Solicitation for a period deemed by it to be adequate to permit the holders to deliver and/or revoke their consents. In addition, any such amendment or modification may permit the Pre-Consenting Holders to terminate their obligations under the Consent Agreement to consent to the Proposed Amendments and the Interest Waiver.
Procedures for Consenting
     Consents will be accepted from holders and any other person who has obtained a proxy in a form reasonably acceptable to the Company that authorizes such other person (or person claiming title by or through such other person) to vote any such Notes on behalf of such holder. For purposes of the Consent Solicitation, DTC has authorized the DTC Participants set forth in the security position listing of DTC to deliver Consents as if they were holders of Notes then held of record for such DTC Participants in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants.
     As of the date of this Consent Solicitation Statement, all of the Notes are registered in the name of the nominee of The Depository Trust Company (“DTC”). In turn, the Notes are recorded on DTC’s books in the names of DTC Participants who hold Notes for the beneficial owners of the Notes. Beneficial owners whose Notes are held through a broker, dealer, commercial bank, trust company, custodian or DTC Participant or other nominee and who wish to consent should contact the record owner of their Notes promptly and instruct their record owner to consent on their behalf.
     To ensure timely receipt of a Consent, beneficial owners should check with their record holder as to the processing time required and deliver the appropriate materials well before such time. If such person does not have adequate time to process your instructions, your Consent will not be given effect. You have been provided with a form of Letter of Consent that you may be required to use in order to provide your instructions. DTC has confirmed that the Solicitation is eligible for the DTC Automated Tender Offer Program (“ATOP”). Accordingly, DTC Participants who would like to consent must electronically deliver their Consent by causing DTC to transfer their Notes into a segregated contra account established by the Tabulation Agent for purposes of this Consent Solicitation in accordance with DTC’s ATOP procedures for such a transfer. By making such a transfer, DTC Participants will be deemed to have delivered a Consent with respect to any Notes so transferred. DTC will verify the transfer and the electronic delivery of such Consent and then send an Agent’s Message (as defined herein) to the Tabulation Agent. DTC Participants desiring to deliver a Consent prior to the Expiration Date should note that they must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.
     The term “Agent’s Message” means a message transmitted by DTC, received by the Tabulation Agent and forming part of the Book-Entry Confirmation (as defined below), which states that (i) DTC has received an express acknowledgement from the DTC Participant delivering a Consent with respect to the Notes which are the subject of such Book-Entry Confirmation, (ii) such DTC Participant has received and agrees to be bound by the terms of the Consent Solicitation set forth in this Consent Solicitation Statement and the Letter of Consent and (iii) may enforce such agreement against the DTC Participant. DTC Participants desiring to deliver Consents on or prior to the Expiration Date should note that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.
     The Tabulation Agent will seek to establish a new segregated contra account with respect to the Notes at DTC (the “Book-Entry Transfer Facility”) promptly after the date of this Consent Solicitation Statement (to the extent that such arrangements have not been made previously by the Tabulation Agent), and any financial institution that is a participant in the Book-Entry Transfer Facility system and whose name appears on a security position listing as the owner of Notes may make book-entry delivery of Notes by causing the Book-Entry Transfer Facility to

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transfer such Notes into the segregated contra account in accordance with the Book-Entry Transfer Facility’s procedures for such transfer. The confirmation of a book-entry transfer of Notes into the segregated contra account at the Book-Entry Transfer Facility as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facilities does not constitute delivery to the Tabulation Agent.
     Upon delivery of a Consent, the Notes subject to such Consent will not be transferable unless such Consent is properly revoked or until after the Expiration Date when such Notes will trade under a new temporary CUSIP number.
     Notes with respect to which a Consent has been validly delivered will trade under a temporary CUSIP number during the period beginning on the first business day following the Expiration Date and ending on December 17, 2007. Accordingly, Notes for which Consents have been delivered will trade separately from Notes for which Consents have not been delivered until December 17, 2007. On December 17, 2007, all of the Notes will trade under the original CUSIP number (CUSIP No. 025169 AC7). During the period between the Expiration Date and December 17, 2007, there may be limited liquidity in the Notes as a result of the separation of CUSIP numbers.
     To ensure timely receipt of a Consent, any beneficial owner should check with such record holder as to the processing time required and deliver the appropriate materials well before such time. If such person does not have adequate time to process your instructions, your Consent will not be given effect. You have been provided with a form of Letter of Consent Letter that you may be required to use in order to provide your instructions. Each Consent that is properly delivered and received by the Tabulation Agent prior to the Expiration Date (and accepted by the Company as such), and not revoked prior to the Consent Achievement Time, will be given effect in accordance with the specifications thereof. Consents should not be delivered to the Company, the Trustee or the Solicitation Agent; however, the Company reserves the right to accept any Consent received by the Company, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver any Notes to the Company, the Trustee, the Solicitation Agent or the Tabulation Agent.
     If a consent relates to fewer than all the Notes held of record as of the Record Date by the holder providing such consent, such holder must indicate on the Letter of Consent the aggregate dollar amount of such Notes to which the consent relates. Otherwise, the consent will be deemed to relate to all such Notes.
     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents and revocations of consents will be resolved by the Company, the determinations of which will be binding. The Company reserves the absolute right to reject any or all consents and revocations that are not in proper form or the acceptance of which could, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right in its sole discretion to waive any irregularities in connection with deliveries, which the Company may require to be cured within such time as the Company determines. None of the Company, the Trustee, the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. The Company’s interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be final and binding on all parties.
Revocation of Consents
     Consents withdrawn before the Consent Achievement Time will be deemed a valid revocation of the related Consents. Consents previously delivered may not be revoked after the Consent Achievement Time. By delivering a Letter of Consent pursuant to the terms of the Consent Solicitation, the holder of the Notes thereby acknowledges and agrees that the Letter of Consent may not be withdrawn after the Consent Achievement Time and the Consent may not be revoked after the Consent Achievement Time. Any holder who revokes a Consent prior to the Consent Achievement Time will not receive a Promissory Note, and thus the Consent Fee, unless such Consent is redelivered and properly received by the Tabulation Agent and accepted by the Company prior to the Expiration

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Date pursuant to the terms of this Consent Solicitation. Consents may not be revoked after the Expiration Date and any notice of revocation received by the Tabulation Agent after the Expiration Date will not be effective.
     DTC Participants who wish to exercise their right of revocation with respect to a Consent must give a properly transmitted “Request Message” through ATOP, which must be received by the Tabulation Agent through ATOP prior to the Consent Achievement Time. In order to be valid, a Request Message must specify the DTC Participant in the Book-Entry Transfer Facility whose name appears on the security position listing as the owner of such Notes and the principal amount of the Notes to be revoked. However, validly revoked Consents may be redelivered by following the procedures described elsewhere in this Consent Solicitation at any time prior to the Expiration Date. With respect to a Consent delivered prior to the Consent Achievement Time, any Request Message received by the Tabulation Agent after the Consent Achievement Time will not be effective.
     All properly completed, executed and delivered Letters of Consent received prior to the Expiration Date will be counted for purposes of receiving the Consent Fee, notwithstanding any transfer of any Notes to which any such Letter of Consent relates, unless the Company receives from a holder (or a subsequent holder that has received a proxy from the relevant holder) a written notice of revocation or a changed Letter of Consent bearing a date later than the date of the prior Letter of Consent at any time prior to the Expiration Date.
     A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant holder if the subsequent transferee is to have revocation rights with respect to the consent to the Proposed Amendments. To be effective, a notice of revocation must be in writing, must be received prior to the Consent Date, must contain the name of the holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to the Company). All revocations of Consents must be sent to the Tabulation Agent (as defined below) at its address set forth in the Letter of Consent.
     The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. Neither the Company, any of its affiliates, the Solicitation Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of us or them incur any liability for failure to give such information.
Effect of the Proposed Amendments and Interest Waiver on Notes Held by Non-Consenting Holders
     If the Requisite Consents are received and the Proposed Amendments become operative, such Proposed Amendments will apply to all Notes issued under the Indenture and each holder of Notes will be bound by such Proposed Amendments regardless of whether such holder executed a Consent. HOWEVER, ONLY THOSE HOLDERS WHO CONSENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE ENTITLED TO THE CONSENT FEE, WHICH WILL BE INCLUDED ON A PRO RATA BASIS IN THE PRINCIPAL AMOUNT OF THE PROMISSORY NOTE ISSUED TO EACH OF THE CONSENTING HOLDERS.
Solicitation Agent; Information and Tabulation Agent
     The Company has retained Lehman Brothers to serve as its Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Consent Solicitation. The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for their own account for the accounts of its customers and, accordingly, may have long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past and are currently providing, other investment banking, commercial banking and/or financial advisory services to the Company.

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     The Company has retained CapitalBridge to act as information agent with respect to the Consent Solicitation (the “Information Agent”). For the services of the Information Agent, the Company has agreed to pay reasonable and customary fees in connection with such services.
     The Company has retained the Trustee, The Bank of New York, to act as tabulation agent with respect to the Consent Solicitation (the “Tabulation Agent”). For the services of the Tabulation Agent, the Company has agreed to pay reasonable and customary fees in connection with such services.
     Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth on the back cover page of this Consent Solicitation Statement. Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number set forth on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to the Company, the Solicitation Agent or the Trustee.
Fees and Expenses
     The Company will bear the costs of the Consent Solicitation. The Company will reimburse the Trustee for the reasonable and customary expenses that the Trustee incurs in connection with the Consent Solicitation. The Company will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to holders of the Notes.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following summary of certain of the United States federal income tax consequences of the Consent Solicitation (and the receipt of the Promissory Notes) to holders is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), currently applicable U.S. Treasury Regulations and judicial and administrative rulings, pronouncements and decisions as of the date hereof, all of which are subject to change at any time with possible retroactive effect or differing interpretations so as to result in U.S. federal income tax consequences that are materially different from those discussed below. This summary does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual investment circumstances or to certain types of holders subject to special treatment under U.S. federal income tax laws (including, but not limited to, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, persons that hold Notes as part of a “straddle,” a hedge,” a “conversion transaction,” a “synthetic security” or other integrated transaction, persons that acquire Notes as compensation, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. holders (as defined below) that have a functional currency other than the U.S. dollar and investors in pass-through entities), nor does it address state, local or foreign tax considerations or any U.S. tax consequences (e.g., estate or gift tax) other than U.S. federal income tax. If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partnerships that are beneficial owners of Notes, and partners in such partnerships, are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to them of the implementation of the Proposed Amendment. This discussion assumes that holders hold and have held their Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.
     No assurance can be given that the treatment of the Proposed Amendment and the Promissory Notes described herein will be respected by the Internal Revenue Service (the “IRS”) or, if challenged, by a court.
     Holders are strongly urged to consult their own tax advisors regarding the specific federal, state, local and foreign income and other tax considerations of the Consent Solicitation.

14

     TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS CONSENT SOLICITATION STATEMENT (INCLUDING ANY SCHEDULES OR EXHIBITS) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX RELATED PENALTIES UNDER THE CODE. THE TAX ADVICE CONTAINED IN THIS CONSENT SOLICITATION STATEMENT (INCLUDING ANY SCHEDULES OR EXHIBITS) WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED HEREIN. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
Consequences to U.S. Holders
     The rules set forth below apply to “U.S. holders.” A U.S. holder means a beneficial holder of the Notes who, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, partnership or other business entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
     The Proposed Amendments. The U.S. federal income tax consequences to U.S. holders of the adoption of the Proposed Amendments depend upon whether the adoption of the Proposed Amendments constitute a “significant modification” to the Notes under Section 1001 of the Code and the related U.S. Treasury Regulations. Under the U.S. Treasury Regulations, a significant modification of a debt instrument causes a deemed exchange of the original debt instrument for a new debt instrument that may result in the recognition of gain or loss by a holder.
     The U.S. Treasury Regulations generally provide that a modification is “significant” only if the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant. Although the matter is not free from doubt, the Company believes that the adoption of the Proposed Amendments should not constitute a “significant modification” of the Notes and, therefore, would not result in a deemed exchange for U.S. federal income tax purposes. Based on the foregoing, U.S. holders should not recognize any taxable income, gain or loss with respect to the Notes solely as a result of the adoption of the Proposed Amendments (except to the extent of the receipt of the Consent Fee as described below). If the IRS were to take the position that the receipt of the Promissory Notes (including the Consent Fee) and the adoption of the Proposed Amendments results in a deemed exchange of the Notes, the tax consequences of the receipt of the Promissory Notes and the adoption of the Proposed Amendments may differ materially from the tax consequences described herein, and could include the recognition of taxable gain on a deemed exchange of the Notes as well as original issue discount on the Notes after such deemed exchange.
     Promissory Notes; Consent Fee. The portion of the Promissory Notes in respect of the December 15, 2007 interest payment should be treated as ordinary interest income for U.S. federal income tax purposes. Each U.S. holder should take such income into account when it is paid or accrues in accordance with its method of accounting. The portion of the Promissory Notes in respect of the Consent Fee may be treated as a separate payment of taxable income or as an additional interest payment on the Notes. Accordingly, the Consent Fee might be treated as a separate payment of taxable income under Section 61 of the Code. U.S. holders are urged to consult their own tax advisors regarding the amount and timing of income inclusions required as a result of the receipt of the Promissory Notes and payments thereunder.
     Backup Withholding and Information Reporting. Payments made on the Promissory Notes made to U.S. holders generally will be subject to information reporting requirements. In addition, U.S. holders may be subject to a backup withholding tax at the applicable rate of 28% unless the U.S. holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or such U.S. holder provides a taxpayer identification number on IRS Form W-9, certifies that it is not subject currently to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Amounts withheld under the backup withholding tax rules do not constitute an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal

15

income tax liabilities, so long as the required information is provided timely to the IRS. A U.S. holder who does not provide its correct taxpayer identification number to the payor may be subject to penalties imposed by the IRS.
Consequences to Non-U.S. Holders
     For purposes of this discussion, a “non-U.S. holder” is a beneficial holder of Notes that, for U.S. federal income tax purposes is, or is treated as, an individual, corporation, trust or estate and is not a U.S. holder.
     To the extent of the portion of the Promissory Notes that represents the December 15, 2007 interest payment, the Company intends to withhold U.S. federal income tax from such portion at the rate and to the extent that the non-U.S. holder would otherwise be subject to withholding on a payment of interest on the Notes. Although the U.S. federal income tax treatment of the receipt of the portion of Promissory Notes in respect of the Consent Fee to non-U.S. holders is unclear, the Company intends to withhold United States federal income tax at a rate of 30% from such portion made to a non-U.S. holder, unless such holder provides the Company with a properly completed and duly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding on payment of interest and “other income” under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI. If such withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.
     Non-U.S. holders are strongly urged to consult their own tax advisors regarding the application of U. S. federal income tax treatment of the receipt of the Promissory Notes, payments thereunder and associated withholding, including eligibility for a withholding tax exemption or reduction and refund procedures.
     Backup withholding may apply to payments made on the Promissory Notes to a non-U.S. holders unless such non-U.S. holder has made appropriate certifications as to its foreign status or otherwise establishes an exemption. In addition, the Company, to the extent required, will report to a non-U.S. holder and the IRS the amount paid on the Promissory Notes to such holder.
AVAILABLE INFORMATION
     The Company files annual, quarterly and current reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document the Company files at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1 800 SEC 0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company.
     The Company is incorporating by reference into this Consent Solicitation Statement the information it files with the SEC, which means that the Company may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Consent Solicitation Statement, and information the Company files later with the SEC will automatically update and supersede this information.
     The Tabulation Agent will provide without charge to each person to whom this Consent Solicitation Statement is delivered upon request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to the Tabulation Agent at its address set forth on the back cover of this Consent Solicitation Statement.
INCORPORATION BY REFERENCE
     The following documents filed with the SEC by the Company are incorporated herein by reference and shall be deemed to be a part hereof:

16

•	Annual Report on Form 10-K/A for the fiscal year ended March 31, 2007 filed with the SEC on August 31, 2007;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC on August 31, 2007; and

•	Current Reports on Form 8-K filed with the SEC on April 13, 2007, April 20, 2007, June 19, 2007, July 24, 2007 (with respect to Item 8.01 only), August 2, August 16, 2007, August 21, 2007, August 31, 2007, September 17, 2007 (with respect to Item 8.01 only), October 1, 2007, October 4, 2007 and October 19, 2007.
     All documents the Company files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and before the termination of the Consent Solicitation shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents (other than information furnished under Items 2.02 and 7.01 of Form 8-K, unless otherwise indicated therein).
     The information contained in each of the documents incorporated by reference speaks only as of the date of such document. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in any documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and on or prior to the Consent Date modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.
     The Company will provide, without charge, to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written request of such person, a copy of any documents incorporated into this Consent Solicitation Statement by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this Consent Solicitation Statement incorporates. Requests for such copies should be directed American Color Graphics, Inc., 100 Winners Circle, Brentwood, Tennessee 37027, telephone number: (615) 377-0377.
FORWARD-LOOKING STATEMENTS
     This Consent Solicitation Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “intends,” “expects,” “may,” “will,” “estimates,” “should,” “could,” “anticipates,” “plans” or other comparable terms. Forward-looking statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of many factors outside of the control of the Company, including, but not limited to:
•	a failure to achieve expected cost reductions or to execute other key strategies;

•	fluctuations in the cost of paper, ink and other key raw materials used;

•	changes in the advertising and print markets;

•	actions by its competitors, particularly with respect to pricing;

•	the financial condition of its customers;

•	downgrades of its credit ratings;

17

•	its financial condition and liquidity and its leverage and debt service obligations;

•	the general condition of the United States economy;

•	interest rate and foreign currency exchange rate fluctuations;

•	the level of capital resources required for its operations;

•	changes in the legal and regulatory environment;

•	the demand for its products and services; and

•	other risks and uncertainties, including the matters set forth in this Report generally and those described from time to time in its filings with the SEC.
     All forward-looking statements in this Consent Solicitation Statement are qualified by these cautionary statements and are made only as of the date of this Consent Solicitation Statement. The Company does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs. The Company does not undertake, and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
MISCELLANEOUS
     The Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may in its discretion take such action as it may deem necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to holders in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

18

ANNEX A-
FORM OF AMENDED AND RESTATED INDENTURE

A-1

     Requests for assistance in completing and delivering the Consent and requests for additional copies of this Consent Solicitation Statement and other related documents should be directed to the Information Agent:
CapitalBridge
By Overnight Delivery, Mail or Hand:
CapitalBridge
111 River Street, 10th Floor
Hoboken, New Jersey 07030
Attn: Steve Esterly
By Facsimile Transmission:
(201) 499-3600
Attn: Steve Esterly
Confirm by Telephone:
(877) 746-3583 (toll-free)
(201) 499-3500
The Tabulation Agent for the Consent Solicitation is:
The Bank of New York Trust Company, N.A.
Attention: Corporate Trust Operations
Reorganization Unit
101 Barclay Street — 7 East
New York, New York 10286
Attention: Mr. Randolph Holder
Processor Assigned:
Processor: Randolph Holder
Telephone: (212) 815 — 5098
Facsimile: (212) 298 — 1915
          Any questions regarding the terms of the Consent Solicitation should be directed to the Solicitation Agent at its address and telephone numbers listed below:
Lehman Brothers
745 Seventh Avenue
New York, New York 10019
Collect: (212) 528-7581
Toll Free: (800) 438-3242
Attention: Global Restructuring
                                    Investment Banking Division

[FORM OF]
American Color Graphics, Inc.,
ACG Holdings, Inc.,
and
The Bank of New York
AMENDED AND RESTATED INDENTURE
Dated as of November [ ], 2007

CROSS-REFERENCE TABLE

TIA Sections	Indenture Sections
Section 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
Section 311(a)	7.12
(b)	7.12
(c)	N.A.
Section 312(a)	2.04
(b)	12.02
(c)	12.02
Section 313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06; 7.07
(c)	7.05; 12.02
(d)	7.06
Section 314(a)	4.17; 4.18
(b)	11.04
(c)(1)	12.03
(c)(2)	12.03
(c)(3)	12.03
(d)	11.06
(e)	12.04
(f)	N.A.
Section 315(a)	7.01
(b)	7.05; 12.02
(c)	7.01; 7.02
(d)	7.01; 7.02
(e)	6.11
Section 316(a)(last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
Section 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
Section 318(a)	12.01
(b)	N.A.
(c)	12.01
Note: This Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

i

     AMENDED AND RESTATED INDENTURE dated as of November ___, 2007 among American Color Graphics, Inc., a New York corporation (the “Company”), ACG Holdings, Inc., a Delaware corporation (“Holdings” or the “Guarantor”) and The Bank of New York, a New York banking corporation (the “Trustee”).
RECITALS
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its secured noninterest-bearing notes (the “2008 Notes”), due March 15, 2008 (herein called the “2008 Notes” and, collectively with the 2010 Notes, the “Notes”). Holdings has duly authorized the execution and delivery of this Indenture to provide for a guarantee of the 2008 Notes and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and Holdings, in accordance with its terms, have been done.
     The Company and Guarantor have entered into that certain Indenture, dated as of July 3, 2003 (the “Initial Indenture”), between the Company, the Guarantor and the Trustee. On July 3, 2003, the Company issued and sold $280,000,000 aggregate principal amount of its 2010 Notes pursuant to the Initial Indenture.
     The Company duly authorized the execution and delivery of the Initial Indenture to provide for the issuance from time to time of its 10% Senior Second Secured Notes Due 2010 (herein called the “2010 Notes”). Holdings duly authorized the execution and delivery of the Initial Indenture to provide for a guarantee of the 2010 Notes and of certain of the Company’s obligations hereunder.
     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.
AND THIS INDENTURE FURTHER WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.01 Definitions.
     “2003 Recapitalization” means, collectively, (a) the offering and sale of the 2010 Notes, (b) the closing of the Credit Agreement on the Closing Date and the initial drawings thereunder, (c) the repayment of indebtedness under the Company’s credit agreement in effect on the Closing Date, (d) the redemption of all the 12 3/4% Notes, (e) the repurchase, and concurrent retirement, of all the outstanding shares of preferred stock of Holdings and the cancellation of all options to purchase shares of preferred stock of Holdings, and (f) all transactions relating to the implementation of the foregoing.

     “2008 Holder” or “2008 Noteholder” means the registered holder of any 2008 Note.
     “2008 Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the 2008 Notes by any Guarantor.
     “2010 Holder” or “2010 Noteholder” means the registered holder of any 2010 Note.
     “2010 Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the 2010 Notes by any Guarantor.
     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP, provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
     (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries during such period;
     (2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;
     (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument; judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
     (4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries;
     (5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;
     (6) all extraordinary, unusual or non-recurring gains and, solely for purposes of calculating the Interest Coverage Ratio, extraordinary, unusual or non-recurring losses or expenses; and
     (7) the cumulative effect of a change in accounting principles.
     “Adjusted Consolidated Net Tangible Assets” means at any time the total amount of assets of the Company and its consolidated Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its consolidated Restricted Subsidiaries (excluding intercompany items) and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as of the end of the most recent fiscal quarter ended at least 45 days prior to the date of determination.
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Co-Registrar, Paying Agent or authenticating agent.
     “Agent Members” has the meaning provided in Section 2.07(a).
     “Applicable Pari Passu Indebtedness” means (1) in respect of any assets or properties that are the subject of an Asset Sale at a time when such assets or properties are included in the Collateral, Indebtedness that is pari passu with the Notes and that is secured equally and ratably with the Notes by Collateral at such time, and (2) in respect of any other assets or properties, Indebtedness that is pari passu with the Notes.
     “Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person, provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.
     “Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (1) all or substantially all the Capital Stock of any Restricted Subsidiary or (2) all or substantially all the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.
     “Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

     (1) all or any of the Capital Stock of any Restricted Subsidiary,
     (2) all or substantially all the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries of,
     (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company, provided that “Asset Sale” shall not include:
     (a) sales or other dispositions of inventory, receivables and other current assets,
     (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.04,
     (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $1 million in any transaction or series of related transactions,
     (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, or sale and leaseback of assets occurring within 180 days after the date of the acquisition of such assets by the Company or any Restricted Subsidiaries.
     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law to be closed.

     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.
     “Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value f the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.
     “Certificate of Destruction” has the meaning provided in Section 2.12.
     “Change of Control” means such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders and their respective Affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) (treating all Permitted Holders and their respective Affiliates as if they were not members of any such “person” or “group”) of more than (A) forty percent (40%) of the total voting power of the then outstanding Voting Stock of the Company or Holdings and (B) the total voting power of the then outstanding Voting Stock of the Company or Holdings, as the case may be, beneficially owned by the Permitted Holders and their respective Affiliates, treating the Permitted Holders and their respective Affiliates as a “group”; or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of (A) the Company (together with any new directors whose election by the Company’s Board of Directors or whose nomination for election by the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) or (B) Holdings (together with any new directors whose election by Holdings’ Board of Directors or whose nomination for election by Holdings’ Board of Directors or whose nomination for election by Holdings’ shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), in either case, cease for any reason to constitute a majority of the directors of the Company or Holdings, as the case may be, then in office; or (iii) (A) the Company or Holdings consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person or (B) any Person merges into the Company or Holdings, in either event pursuant to a transaction in which any Voting Stock of the Company or Holdings, as the case may be, outstanding immediately prior to the effectiveness thereof is reclassified or changed into or exchanged for cash, securities or other property, provided, however, that any consolidation, conveyance, transfer or lease (x) between the Company and any of its Subsidiaries, between Holdings and any of its Subsidiaries, between any of the Company’s Subsidiaries or between any of Holdings’ Subsidiaries (including the reincorporation of the Company or Holdings in another jurisdiction) or (y) for the purpose of creating a public holding company for the Company or Holdings in another jurisdiction or (z) for the purpose of creating a public holding company for the Company or Holdings in which all holders of the Capital Stock of the Company or Holdings, as the case may be, would be entitled to receive (other than cash in lieu of fractional shares) solely Capital Stock of the holding company in amounts proportionate to their holdings of such Capital Stock of the Company or Holdings, as the case may be, immediately prior to such transaction, shall be excluded from the operation of this clause (iii).
     “Closing Date” means the date on which the 2010 Notes were originally issued under the Initial Indenture.
     “Collateral” means all of the assets of the Company or any Guarantor whether real, personal or mixed, in which the Holders, the Trustee, the Collateral Agent or any of them now or hereafter holds a Lien as security for any Noteholder Claim.
     “Collateral Agent” means the collateral agent under this Indenture, the Intercreditor Agreement and the Security Agreement, which initially shall be the Trustee, acting in its capacity as Collateral Agent under such agreements on behalf of and for the benefit of the Trustee and the Holders.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.
     “Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
     “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.
     “Company Order” means a written request or order signed in the name of the Company by two Officers.
     “Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:
     (1) the Capital Stock of any Restricted Subsidiary,
     (2) income taxes;
     (3) depreciation expense;

     (4) amortization expense; and
     (5) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP, provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.
     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.
     “Corporate Trust Office” means the office of the Trustee at which this Indenture shall, at any particular time, be principally administered, which office is, at the date of the Initial Indenture, located at 101 Barclay Street, Floor 8 West, New York, New York 10286; Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).
     “Credit Agreement” means the Credit Agreement dated as of the Closing Date, among Holdings, the Company, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, together with all the other documents related thereto (including, without limitation, any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion or substitution of additional or different borrowers, guarantors, debtors or lenders thereunder that are Subsidiaries of Holdings or the Company and whose obligations are guaranteed by Holdings or the Company thereunder) all or a portion of the Indebtedness under such agreements or any successor agreements.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depository” means The Depository Trust Company, its nominees, and their respective successors.
     “Disinterested Director” of any Person means, with respect to any transaction or series of related transactions, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions, provided that the entire Board of Directors may, in good faith, determine whether any member of the Board of Directors is a Disinterested Director for such purpose, and such determination shall be conclusive.
     “Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes, provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in Section 4.11 and Section 4.12.
     “Event of default” has the meaning provided in Section 6.01.
     “Excess Proceeds” has the meaning provided in Section 4.11.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means, with respect to a series of Notes, any securities of the Company containing terms identical to the Notes of such series (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement or any other registration rights agreement and this Indenture.
     “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.
     “First Priority Lien Obligations” means (i) the Indebtedness and other obligations under the Credit Agreement of Holdings, the Company and its Subsidiaries, (ii) Indebtedness and other obligations of the Company and its Subsidiaries in respect of Interest Rate Agreements, Currency Agreements and other hedging arrangements and agreements related to such Indebtedness, and (iii) any obligations under any other agreements evidencing Indebtedness, in the case of each of (i), (ii) and (iii) secured by a first priority Lien on any assets or properties of the Company or any Restricted Subsidiary under clause (6) of the definition of Permitted Liens.
     “First Priority Liens” means all Liens that secure the First Priority Lien Obligations.
     “Foreign Collateral” has the meaning provided in Section 11.12.
     “Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.
     “Four Quarter Period” means, with respect to any date, the most recent four fiscal quarters prior to such date for which reports have been filed with the Commission or provided to the Trustee.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the 2003 Recapitalization and (2) the write-off of expenses relating to the repayment of Indebtedness repaid in connection with the 2003 Recapitalization.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means Holdings and each Subsidiary Guarantor, and their successors under this Indenture, until such Guarantor is released in accordance with the terms of this Indenture.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
     “Indebtedness” means, with respect to any Person at any date of determination (without duplication):
     (1) all indebtedness of such Person for borrowed money,
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables and other accrued expenses arising in the ordinary course of business and payable within one year of the incurrence thereof,
     (5) all Capitalized Lease Obligations,
     (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,
     (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person,
     (8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder), and
     (9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
     For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.
     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided
     (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,
     (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, and
     (C) that Indebtedness shall not include:
     (x) any liability for federal, state, local or other taxes,

     (y) performance, surety or appeal or other similar bonds provided in the ordinary course of business, or
     (z) agreements providing for indemnification, adjustment of purchase price, “earn out” or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.
     “Indenture” means this Amended and Restated Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.
     “Initial Indenture” has the meaning provided in the second recital of this Indenture.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Intercreditor Agreement” means the Intercreditor Agreement to be dated on or about the Closing Date among the Senior Collateral Agent, the Trustee, the Collateral Agent, the Company, Holdings and the Subsidiaries of the Company party thereto, as amended, modified, restated, supplemented or replaced from time to time.
     “Interest Coverage Ratio” means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the Four Quarter Period prior to such Transaction Date to (2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation:
     (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period, unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
     (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
     (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and to any expense and cost reductions, calculated on a basis consistent with Regulation S-X under the Exchange Act, attributable to the assets which are the subject of the Asset Acquisition or Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
     (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and to expense and cost reductions, calculated on a basis consistent with Regulation S-X under the Exchange Act, attributable to the assets that are the subject of any asset disposition or asset acquisition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.
     “Interest Payment Date”, when used with respect to the 2010 Notes, means the Stated Maturity of an installment of interest on the 2010 Notes.
     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by Section 4.06. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (A) or (B) of Section 4.11.
     “Junior Liens” means the Liens on the Collateral granted by the Company or any Guarantor to secure the payment and performance of all or any Noteholder Claims, and all replacements, renewals and other modifications of such Liens.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
     “Management Investors” means the officers, directors, employees and other members of the management of the Company, Holdings or a Subsidiary, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Holdings.
     “Management Stock” means Capital Stock of Holdings, or options, warrants or rights to acquire Capital Stock of Holdings, held by any of the Management Investors.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means:
     (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:
     (1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;
     (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;
     (3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such Asset Sale; and

     (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
     (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-U.S. Person” means a person who is not a “U.S. person” (as defined in Regulation S).
     “Noteholder Claims” has the meaning provided in Section 11.01.
     “Notes” means any of the Securities, as defined in the first recital of this Indenture that are authenticated and delivered under the Initial Indenture or this Indenture. For all purposes of this Indenture, the term “Notes” shall include the 2010 Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any 2010 Notes pursuant to the Registration Rights Agreement and the Initial Indenture and any other Notes issued after the Closing Date under this Indenture, including the 2008 Notes. For purposes of this Indenture, the 2010 Notes will vote together as one series of Notes under this Indenture and the 2008 Notes will vote together as one series of Notes under this Indenture.
     “Note Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Notes by any Guarantor.
     “Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:
     (i) the Section of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment in a pro rata basis;
     (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);
     (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;
     (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

     (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;
     (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
     (vii) that Holders whose 2010 Notes or 2008 Notes, as the case may be, are being purchased only in part will be issued new 2010 Notes or 2008 Notes, as the case may be, equal in principal amount to the unpurchased portion of the 2010 Notes or 2008 Notes, as the case may be, surrendered; provided that each 2010 Note purchased and each new 2010 Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000 and each 2008 Note purchased and each new 2008 Note issued shall be in a principal amount of $1.00 or integral multiples of $1.00.
     On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each 2010 Note purchased and each new 2010 Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000 and each 2008 Note purchased and each new 2008 Note issued shall be in a principal amount of $1.00 or integral multiples of $1.00. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.
     “Officer” means, with respect to the Company, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.
     “Officers’ Certificate” means a certificate signed by two Officers. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).
     “Offshore Global Notes” has the meaning provided in Section 2.01.

     “Offshore Physical Notes” has the meaning provided in Section 2.01.
     “Opinion of Counsel” means a written opinion that meets the requirements of Section 12.04 and is signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Trustee. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).
     “Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term “Paying Agent” includes any additional Paying Agent.
     “Payment Date” has the meaning provided in the definition of Offer to Purchase.
     “Permitted Holders” means, collectively, The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership, Morgan Stanley Capital Partners III, L.P., a Delaware limited partnership, Morgan Stanley Capital Investors, L.P., a Delaware limited partnership, and MSCP III 892 Investors, L.P., a Delaware limited partnership, and the other investors, including the officers and directors of the Company or Holdings, who beneficially own Voting Stock of Holdings on the Closing Date after giving effect to the 2003 Recapitalization or, upon the death of any such individual investor, such individual investor’s executors, administrators, testamentary trustees, heirs, legatees or beneficiaries.
     “Permitted Investment” means:
     (1) an Investment in the Company or a Subsidiary Guarantor or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Subsidiary Guarantor, provided that such person’s primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;
     (2) Temporary Cash Investments;
     (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;
     (4) stock, obligations or securities received in satisfaction of judgments;
     (5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; and
     (6) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates.
     “Permitted Liens” means:

     (1) Liens securing the Notes and the Note Guarantees in an aggregate principal amount outstanding at any time not to exceed $280 million with respect to the 2010 Notes and $___ million with respect to the 2008 Notes;
     (2) Liens existing on the Closing Date;
     (3) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;
     (4) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
     (5) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness (other than Indebtedness secured by Liens pursuant to clause (6) below) which is permitted to be Incurred under Clause (iii) of the second paragraph of Section 4.03, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;
     (6) Liens to secure Indebtedness that is permitted under Section 4.03 in an aggregate principal amount outstanding at any time not to exceed $105 million and Liens securing Interest Rate Agreements, Currency Agreements or other hedging arrangements or agreements related to such Indebtedness;
     (7) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item, provided further, that if such Indebtedness is secured by a Lien on Collateral, the Notes shall be secured by a Second Priority Lien on such item of property or assets;
     (8) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose; or
     (9) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (10) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;
     (11) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;
     (12) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
     (13) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;
     (14) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
     (15) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
     (16) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;
     (17) Liens arising from filing Uniform Commercial Code financing statements regarding leases;
     (18) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
     (19) Liens in favor of the Company or any Restricted Subsidiary;
     (20) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;
     (21) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (23) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;
     (24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; and
     (25) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Physical Notes” has the meaning provided in Section 2.01.
     “Pledge Agreement” means the Pledge Agreement to be dated on or about the Closing Date between Holdings and the Collateral Agent, as amended, modified, restated, supplemented or replaced from time to time.
     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.
     “Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.02.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.
     “Registrar” has the meaning provided in Section 2.04.

     “Registration Rights Agreement” means the Registration Rights Agreement, dated July 3, 2003, among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, Banc of America LLC and Credit Suisse First Boston LLC or any other registration rights agreement providing for the registration of any Notes under the Securities Act.
     “Registration Statement” means the Registration Statement as defined and described in the Registration Rights Agreement.
     “Regular Record Date” for the interest payable on any Interest Payment Date related to the 2010 Notes means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date related to the 2010 Notes and with respect to any other debt security, including the 2008 Notes, the date specified in such debt security.
     “Regulation S” means Regulation S under the Securities Act.
     “Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date.
     “Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Payments” has the meaning provided in Section 4.04.
     “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Security Agreement to be dated on or about the Closing Date among the Collateral Agent, the Trustee, Holdings, the Company and the Subsidiaries of the Company party thereto, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and holders of the Notes, as amended, modified, restated, supplemented or replaced from time to time.

     “Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, the Pledge Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and holders of the Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.
     “Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the holders of the Notes.
     “Security Register” has the meaning provided in Section 2.04.
     “Senior Collateral Agent” means Bank of America, N.A., as collateral agent for the Holders of the Senior Lender Claims and any successors.
     “Senior Lender Claims” has the meaning provided in Section 11.01.
     “Senior Liens” means the Liens on the Collateral granted by the Company or any Guarantor to secure the payment and performance of all or any Senior Lender Claims, and all replacements, renewals and other modifications of such Liens.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.
     “Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
     “Subsidiary Guarantee” has the meaning provided in Section 4.07.
     “Subsidiary Guarantor” means any Restricted Subsidiary which provides a Note Guarantee of the Company’s obligations under this Indenture and the Notes pursuant to Section 4.07, and its successors until released in accordance with the terms of this Indenture.

     “Surviving Person” has the meaning provided in Section 5.01.
     “Temporary Cash Investment” means any of the following:
     (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;
     (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;
     (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to SP
     (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and
     (6) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.
     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.
     “Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     “Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.
     “Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.
     “United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal Bankruptcy Law.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Global Notes” has the meaning provided in Section 2.01.
     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
     “U.S. Physical Notes” has the meaning provided in Section 2.01.
     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
     SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security holder” means a Holder or a Noteholder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company or any other obligor on the Notes.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.
     SECTION 1.03 Rules of Construction. Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and words in the plural include the singular;
     (v) provisions apply to successive events and transactions;

     (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and
     (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE TWO
THE NOTES
     SECTION 2.01 Form and Dating. The 2010 Notes and the Trustee’s certificate of authentication shall be substantially in the form attached hereto as Exhibit A-1 and the 2008 Notes and the Trustee’s certificate of authentication shall be substantially in the form attached hereto as Exhibit A-2, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or the Guarantor are subject, or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.
     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A-1 and Exhibit A-2 shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes, without interest coupons, in registered form (the “U.S. Global Notes”) registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.
     Notes issued pursuant to Sections 2.06 and 2.07 in exchange for interests in the U.S. Global Notes shall be in the form of permanent certificated Notes, without interest coupons, in registered form (the “U.S. Physical Notes”).
     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, without interest coupons (the “Offshore Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
     Notes issued pursuant to Sections 2.06 and 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes, without interest coupons, in registered form (the “Offshore Physical Notes”).
     Exchange Notes exchanged for interests in the U.S. Global Note and the Offshore Global Note will be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A-1 and Exhibit A-2, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.02 (the “Exchange Global Note”). The Exchange Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.
     Exchange Notes exchanged for interests in a U.S. Physical Note will be issued in the form of permanent certificated Notes, without interest coupons, substantially in the form of Exhibit A-1 and Exhibit A-2 hereto (the “U.S. Physical Exchange Note”). Exchange Notes exchanged for interests in an Offshore Physical Note will be issued in the form of permanent certificated Notes, without interest coupons, substantially in the form of Exhibit A-1 and Exhibit A-2 hereto (the “Offshore Physical Exchange Note”).
     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.” The U.S. Global Notes, the Offshore Global Notes and the Exchange Global Notes are sometimes referred to herein as the “Global Notes.”
     The definitive Notes of shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
     SECTION 2.02 Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the initial issuance date of such Note and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1),

(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION provided BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES”, AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN Section 2.08 OF THE INDENTURE.
     SECTION 2.03 Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.
     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.
     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes at any time following the Closing Date, shall certify that such issuance is in compliance with Article Four.
     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or the Guarantor or an Affiliate of the Company or the Guarantor.

     The 2010 Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof. The 2008 Notes shall be issuable only in registered form without coupons and only in denominations of $1.00 in principal amount and any integral multiple thereof.
     SECTION 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Security Register”). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.
     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.
     SECTION 2.05 Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) each due date of the principal, premium, if any, and interest on Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on such Notes (whether such money has been paid to it by the Company or any other obligor on such Notes), and such Paying

Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on such Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on such Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.
     SECTION 2.06 Transfer and Exchange. The Notes are issuable only in registered form, without interest coupons. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee, or any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through records maintained by the Holder of such Global Note or its agent (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).
     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     SECTION 2.07 Book-Entry Provisions For Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.
     (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Depository ceases to be registered as a “clearing agency” under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.
     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.
     (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.
     (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.
     (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to Offshore Physical Notes set forth in Section 2.02.
     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
     SECTION 2.08 Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:
     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons)
     (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

     (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):
     (i) The Registrar shall register the transfer of any Note if the Note to be transferred consists of either Offshore Physical Notes, Offshore Global Notes, U.S. Global Notes or U.S. Physical Notes, prior to the removal of the Private Placement Legend and such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certificate substantially in the form of Exhibit C stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.
     (c) Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:
     (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with paragraphs (a), (b) or (d) of this Section 2.08, as the case may be, and
     (ii) after removal of the Private Placement Legend, the Registrar shall register the transfer of any such Note without requiring any additional certification.

     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:
     (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note, an Offshore Physical Note or an interest in U.S. Global Notes or the Offshore Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.
     (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes or the Offshore Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes or the Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes or the Offshore Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes, the Offshore Physical Notes or the U.S. Global Notes or the Offshore Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes or the Offshore Global Note, as the case may be.
     (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02, or (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     SECTION 2.09 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, there has been delivered to the Company and the Trustee evidence to their satisfaction of the destruction, loss or wrongful taking, and such security or indemnity as may be satisfactory to the Company or the Trustee to save each of them and any agent of either of them harmless, which, if required by the Company or the Trustee, may be an indemnity bond, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
     Every replacement Note is an additional obligation of the Company and the Guarantor and shall be entitled to the benefits of this Indenture.
     SECTION 2.10 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.
     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a Bona Fide purchaser.
     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the redemption date or the maturity date money sufficient to pay Notes (or portions thereof) to be redeemed or maturing on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.
     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
     SECTION 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations representing an equal principal amount of Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
     SECTION 2.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedures, including delivery of a certificate (a “Certificate of Destruction”) describing such Notes disposed (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes it has (i) paid or (ii) delivered to the Trustee for cancellation for any reason, except in the case of (ii) above, other than in connection with a transfer or exchange.
     SECTION 2.13 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP”, “CINS” or “ISIN” numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in “CUSIP”, “CINS” or “ISIN” numbers for the Notes.
     SECTION 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and it shall (i) pay, or shall deposit with the Paying Agent money in immediately Available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date and (ii) pay any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.
ARTICLE THREE
REDEMPTION
     SECTION 3.01 Right of Redemption. (a) The 2010 Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on or after June 15, 2007 and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing June 15 of the years set forth below:

Year	Redemption Price
2007	105.0%
2008	102.5%
2009	100.0%
     (b) In addition, at any time prior to June 15, 2006, the Company may redeem up to 35% of the aggregate principal amount of the 2010 Notes with the Net Cash Proceeds of one or more sales of Capital Stock of the Company (other than Disqualified Stock) or a capital contribution to the Company’s common equity, at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of 2010 Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least $150 million aggregate principal amount of the 2010 Notes remain outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days after such sale of Capital Stock.
     (c) The 2008 Notes are redeemable at the Company’s option, in whole or in part, at any time or from time to time upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address, as it appears in the Security Register, at the Redemption Price (expressed as a percentage of principal amount) of 100%.
     SECTION 3.02 Notices To Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.
     The Company shall give each notice provided for in this Section 3.02 at least 45 days before days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).
     SECTION 3.03 Selection of Notes to be Redeemed. (a) If less than all of the 2010 Notes are to be redeemed at any time, the Trustee shall select the 2010 Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the 2010 Notes are listed or, if the 2010 Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no 2010 Note of $1,000 in principal amount or less shall be redeemed in part.
     The Trustee shall make the selection from the 2010 Notes outstanding and not previously called for redemption. 2010 Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of 2010 Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to the 2010 Notes called for redemption also apply to portions of the 2010 Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the 2010 Notes or portions of the 2010 Notes to be called for redemption.
     (b) If less than all of the 2008 Notes are to be redeemed at any time, the Trustee shall select the 2008 Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the 2008 Notes are listed or, if the 2008 Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no 2008 Note of $1.00 in principal amount or less shall be redeemed in part.
     The Trustee shall make the selection from the 2008 Notes outstanding and not previously called for redemption. 2008 Notes in denominations of $1.00 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1.00 in principal amount or any integral multiple thereof) of 2008 Notes that have denominations larger than $1.00 in principal amount. Provisions of this Indenture that apply to the 2008 Notes called for redemption also apply to portions of the 2008 Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the 2008 Notes or portions of the 2008 Notes to be called for redemption.
     SECTION 3.04 Notice of Redemption. With respect to any redemption of the 2010 Notes or the 2008 Notes, as the case may be, pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each 2010 Holder or 2008 Holder, as the case may be, whose 2010 Notes or 2008 Notes, as the case may be, are to be redeemed.
     The notice shall identify the 2010 Notes or the 2008 Notes, as the case may be, (including CUSIP, CINS or ISIN numbers, if any) to be redeemed and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the name and address of the Paying Agent;
     (iv) that the 2010 Notes or 2008 Notes, as the case may be, called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;
     (v) that, unless the Company defaults in making the redemption payment, interest on the 2010 Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the 2010 Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date, if any, upon surrender of the 2010 Notes to the Paying Agent;
     (vi) that, if any 2010 Note or 2008 Note, as the case may be, is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof in the case of the 2010 Notes and equal to $1.00 in principal amount of or any integral multiple thereof in the case of the 2008 Notes) of such 2010 Note or 2008 Note, as the case may be, to be redeemed and that, on and after the Redemption Date, upon surrender of such 2010 Note or 2008 Note, as the case may be, a new 2010 Note or 2008 Note or 2010 Notes or 2008 Notes, as the case may be, in principal amount equal to the unredeemed portion thereof will be reissued; and
     (vii) that, if any 2010 Note or 2008 Note, as the case may be, contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the 2010 Notes or the 2008 Notes, as the case may be, or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the 2010 Notes or 2008 Notes, as the case may be.

     At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the 2010 Holders or 2008 Holders, as the case may be), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the 2010 Holders or the 2008 Holders, as the case may be, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.
     SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed, 2010 Notes or 2008 Notes, as the case may be, called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any of the 2010 Notes to the Paying Agent, such 2010 Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date. Upon surrender of any of the 2008 Notes to the Paying Agent, such 2008 Notes shall be paid at the Redemption Price to the Redemption Date.
     Notice of redemption shall be deemed to be given when mailed, whether or not the 2010 Holder or 2008 Holder, as the case may be, receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the 2010 Notes or the 2008 Notes, as the case may be, held by the 2010 Holders or the 2008 Holders, as the case may be, to whom such notice was properly given.
     SECTION 3.06 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price, of and accrued interest on, if any, all 2010 Notes or 2008 Notes, as the case may be, to be redeemed on that date other than the 2010 Notes or the 2008 Notes, as the case may be, or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.
     SECTION 3.07 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the 2010 Notes or the 2008 Notes, as the case may be, or portion of the 2010 Notes or the 2008 Note, as the case may be, specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest, if any, to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such 2010 Notes or the 2008 Notes, as the case may be, at the Redemption Price and accrued interest, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the 2010 Notes or the 2008 Notes, as the case may be), such 2010 Notes or 2008 Notes, as the case may be, shall cease to accrue interest. Upon surrender of any of the 2010 Notes or 2008 Notes, as the case may be, for redemption in accordance with a notice of redemption, such 2010 Note or 2008 Note, as the case may be, shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the 2010 Holders or the 2008 Holders, as the case may be, registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08 Notes Redeemed in Part. Upon surrender of any of the 2010 Notes or the 2008 Notes, as the case may be, that are redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the 2010 Holder or the 2008 Holder, as the case may be, without service charge, a new 2010 Note or 2008 Note, as the case may be, equal in principal amount to the unredeemed portion of such surrendered 2010 Note or 2008 Note, as the case may be, upon cancellation of the original 2010 Note or 2008 Note, as the case may be; provided that each such new 2010 Note will be in a principal amount of $1,000 or integral multiple thereof and each such new 2008 Note will be in a principal amount of $1.00 or integral multiple thereof.
ARTICLE FOUR
COVENANTS
     SECTION 4.01 Payment Of Notes. The Company shall pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.
     SECTION 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

     SECTION 4.03 Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the 2010 Notes, the 2010 Note Guarantees and other Indebtedness existing on the Closing Date), provided that the Company or any Subsidiary Guarantor may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1, for Indebtedness Incurred on or prior to March 31, 2005, and 2.25:1, for Indebtedness Incurred thereafter.
     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
     (i) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement outstanding at any time in an aggregate principal amount not to exceed $5 million plus the greater of (A) $70 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11 and (B) the amount equal to the sum of 85% of the consolidated net book value of accounts receivable and 65% of the consolidated net book value of inventory of the Company and its Restricted Subsidiaries as determined in accordance with GAAP as of the most recently ended fiscal quarter of the Company for which reports have been filed with the Commission or provided to the Trustee;
     (ii) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary, provided that (x) any event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii) and (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of the Company or the Note Guarantee, in the case of a Subsidiary Guarantor;
     (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, defease, renew or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (i), (ii), (v) or (viii)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses), provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (iii) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;
     (iv) Indebtedness of the Company, to the extent the net proceeds thereof are, as promptly as practicable (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as set forth in Article Eight;
     (v) Guarantees of the Notes and Guarantees of Indebtedness of the Company or any Subsidiary Guarantor by any Restricted Subsidiary, provided that the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;
     (vi) the Incurrence by the Company or any Guarantor of Indebtedness, including, without limitation, Capitalized Lease Obligations, mortgage financings or purchase money obligations, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Guarantor, provided that the aggregate principal amount of such Indebtedness (together with refinancings thereof) Incurred in any fiscal year shall not exceed $5 million and that the aggregate principal amount of such Indebtedness outstanding at any time (together with refinancings thereof) shall not exceed $10 million; and
     (vii) Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (i) through (vi) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $20 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11.
     (viii) the Incurrence by the Company of the amount of Indebtedness represented by the 2008 Notes and the 2008 Note Guarantees with an aggregate principal amount equal to the sum of (i) the amount of the December 15, 2007 interest payment with respect to the 2010 Notes held by the Consenting Holders (as defined in the Consent Solicitation Statement dated November 5, 2007 by the Company) and (ii) the consent fee in connection with the Consent Solicitation Statement dated November 5, 2007 by the Company.
     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of clause (a) of this Section 4.03, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.
     The Company will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent. The Company will not permit any Subsidiary Guarantor to Incur any Indebtedness, if such Indebtedness is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is also subordinate in right of payment to the Note Guarantee of such Subsidiary Guarantor to the same extent.
     SECTION 4.04 Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries (other than Subsidiary Guarantors) held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value, any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or (B) a Restricted Subsidiary other than a subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:
     (A) a Default or Event of Default shall have occurred and be continuing;
     (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); or

     (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of:
     (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee, plus
     (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company, of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus
     (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus
     (4) $5 million.
     (b) Section 4.04(a) shall not be violated by reason of:
     (1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;
     (2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.03(a), or under the first paragraph of Section 4.03(a);
     (3) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;
     (4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;
     (5) the declaration or payment of dividends on Capital Stock (other than Disqualified Stock) of the Company in an aggregate amount not to exceed 6% of the Net Cash Proceeds received by the Company after the Closing Date from the sale of such Capital Stock;
     (6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;
     (7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;
     (8) the payment of dividends or other distributions by the Company to Holdings in amounts required to pay the tax obligations of Holdings attributable to the Company and its Subsidiaries determined as if the Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction, provided that (x) the amount of dividends paid pursuant to this clause (8) to enable Holdings to pay federal and state income taxes (and franchise taxes based on income) at any time shall not exceed the amount of such federal and state income taxes (and franchise taxes based on income) actually owing by Holdings at such time to the respective tax authorities for the respective period and (y) any refunds received by Holdings or any of its Subsidiaries shall promptly be returned by Holdings to the Company through a capital contribution or purchase of Capital Stock (other than Disqualified Stock) of the Company;
     (9) payments to Holdings necessary for Holdings to pay corporate overhead expenses, not to exceed $250,000 in any fiscal year;
     (10) Investments in an aggregate amount not to exceed $5 million;
     (11) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;
     (12) payments by the Company to Holdings not to exceed an amount necessary to permit Holdings to (x) make payments in respect of its indemnification obligations owing to directors, officers or other Persons under Holdings’ charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), or (y) satisfy its obligations, or by the Company to satisfy its obligations, under any registration rights agreement or (z) make payments in respect of indemnification obligations of Holdings in connection with any issuance of Capital Stock of Holdings by Holdings;
     (13) loans, advances, dividends or distributions by the Company to Holdings in order for Holdings to repurchase or otherwise acquire shares of Capital Stock of Holdings or options, warrants or rights to acquire shares of Capital Stock of Holdings, or the repurchase or other acquisition by the Company or any Restricted Subsidiary of shares of Capital Stock of Holdings or options, warrants or rights to acquire shares of Capital Stock of Holdings, from Management Investors, but in any event in an amount not in excess of the sum of (x) $2 million in cash consideration in any fiscal year, plus (y) any portion of the $2 million available under the preceding clause (x) in the prior fiscal year that was not utilized, plus (z) the Net Cash Proceeds received during such fiscal year by the Company from Holdings as an equity contribution out of the proceeds of the sale of Management Stock to any Management Investors (which Net Cash Proceeds shall be excluded from the calculation of amounts under clause (C)(2) of Section 4.04(a), provided, however, that the aggregate amount of such repurchases or other acquisitions shall not exceed $12 million in cash consideration in the aggregate;
     (14) any Restricted Payment constituting part of the 2003 Recapitalization; or
     (15) Restricted Payments in an aggregate amount not to exceed $5 million.

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
     (c) Each Restricted Payment permitted pursuant to Section 4.04(b) (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3), (4) or (6), shall be included in calculating whether the conditions of clause (C) of Section 4.04(a) have been met with respect to any subsequent Restricted Payments.
     (d) For purposes of determining compliance with this Section 4.04, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including Section 4.04(a), the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.
     SECTION 4.05 Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.
     (b) The foregoing provisions shall not restrict any encumbrances or restrictions:
     (1) existing on the Closing Date in the Initial Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (2) existing under or by reason of applicable law;
     (3) arising pursuant to the Credit Agreement;
     (4) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in and material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
     (5) in the case of clause (iv) of Section 4.05(a):
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or
     (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
     (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or
     (7) relating to a Subsidiary Guarantor and contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:
     (A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company in good faith), and
     (B) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes.
     (c) Nothing contained in this Section 4.05 shall prevent the company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.06 Limitation on The Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:
     (1) to the Company or a Wholly Owned Restricted Subsidiary;
     (2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; or
     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; or
     (4) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of Section 4.11.
     SECTION 4.07 Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will cause each Restricted Subsidiary created or acquired (including any Unrestricted Subsidiary that is redesignated a Restricted Subsidiary) after the date of this Indenture other than a Foreign Subsidiary to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary.
     The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company or any other Subsidiary Guarantor, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary.
     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (A) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (B) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.
     SECTION 4.08 Limitation on Transactions with Shareholders and Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.
     (b) Section 4.08(a) does not limit, and shall not apply to:
     (1) transactions (A) approved by a majority of the Disinterested Directors of the Company or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;
     (2) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely among Wholly Owned Restricted Subsidiaries;
     (3) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and indemnification arrangements entered into by the Company consistent with past practices of the Company;
     (4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files, or is permitted to file, a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;
     (5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;
     (6) any Restricted Payment not prohibited by Section 4.04 or any Permitted Investment; or
     (7) the payment of fees to Morgan Stanley & Co. Incorporated or its Affiliates for financial, advisory, consulting, commercial banking or investment banking services and related expenses that the Board of Directors of Holdings or the Company deems advisable or appropriate (including, without limitation, the payment of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of securities);
     (8) issuances of securities or payments or distributions in the ordinary course of business in connection with employment incentive plans, employees stock plans, employee stock option plans and similar plans and arrangements approved by the Board of Directors of the Company;

     (9) any agreement or arrangement in effect on the Closing Date, as amended, modified or replaced from time to time, provided that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to the Company and its Restricted Subsidiaries than that in effect on the Closing Date; or
     (10) the 2003 Recapitalization.
Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.08(a) and not covered by clauses (2) through (10) of Section 4.08(b), (a) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.
     SECTION 4.09 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Liens.
     At all times that the First Priority Lien Obligations are secured by assets or properties of the Company or any Restricted Subsidiary, the Company shall, and shall cause each Subsidiary that grants a Lien on its assets for the benefit of the holders of the First Priority Lien Obligations to, simultaneously grant a Second Priority Lien on such assets or properties for the benefit of the Trustee and the Holders.
     SECTION 4.10 Limitation on Sale-Leaseback Transactions. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.
     (b) The foregoing restriction does not apply to any sale-leaseback transaction if:
     (i) the lease is for a period, including renewal rights, of not in excess of three years;
     (ii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or
     (iii) the Company or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (1)(A) or (B) of the second paragraph of Section 4.11.
     SECTION 4.11 Limitation On Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) and (2) at least 75% of the consideration received consists of (a) cash or temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company), provided that the Company, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness, (c) any securities, notes or other similar obligations converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 30 days of the applicable Asset Sale or (d) Replacement Assets, provided that any assets or properties (other than Net Cash Proceeds) received from an Asset Sale of Collateral shall be pledged as Collateral under the Security Documents to create Second Priority Liens therein securing the Notes.
     (b) In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of the Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary to:
     (1) within 12 months after the date Net Cash Proceeds are so received exceed 10% of Adjusted Consolidated Net Tangible Assets,
     (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Indebtedness of the Company or any Guarantor under First Priority Lien Obligations, or
     (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, provided that the Net Cash Proceeds from an Asset Sale of Collateral may only be invested pursuant to this clause (B) in Replacement Assets that are pledged as Collateral under the Security Documents to create Second Priority Liens therein securing the Notes, and
     (2) apply (no later than the end of the 12-month period referred to in clause (1) of this Section 4.11(b)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1) of this Section 4.11(b)) as provided in the following paragraphs of this Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds”.
     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Applicable pari passu Indebtedness, from the holders of such Applicable pari passu Indebtedness) on a pro rata basis an aggregate principal amount of the Notes (and Applicable pari passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.
     SECTION 4.12 Repurchase of Notes Upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price of the 2010 Notes equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to the Payment Date and of the 2008 Notes at par value, plus accrued and unpaid interest (if any) to the Payment Date.
     The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such Offer to Purchase.
     SECTION 4.13 Existence. Except to the extent otherwise permitted under any provision in Article Four, Five or Ten of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the material rights (pursuant to charter, partnership certificate or statute), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if, in the judgment of the Company, the maintenance or preservation thereof is no longer desirable, necessary or advisable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets (and the Company may take any actions to affect any of the foregoing) to or with the Company or any Wholly Owned Subsidiary of the Company.
     SECTION 4.14 Payment of Taxes. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before any material penalty accrues thereon all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
     SECTION 4.15 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries material to the Company and its Restricted Subsidiaries, taken as a whole to be maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary material equipment and will cause to be made all necessary material repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable, necessary or advisable in the conduct of the business of the Company or such Restricted Subsidiary.
     SECTION 4.16 Notice of Defaults. In the event that the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer or Secretary of the Company becomes aware of any Event of Default or Default that could reasonably be expected to become an Event of Default, the Company shall give written notice thereof to the Trustee not later than three Business Days thereafter.
     SECTION 4.17 Compliance Certificates. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal year beginning after the execution of this Indenture.
     (b) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company’s independent certified public accountants (who shall be a firm of established national reputation) stating that in making the examination necessary for certification of the Company’s year-end financial statements for such fiscal year, nothing came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof, it being understood that such independent certified public accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such Default or Event of Default. The Company shall not be required to comply with the foregoing clause (b) with respect to any fiscal year if such compliance would be contrary to the recommendations of the American Institute of Certified Public Accountants so long as the Company delivers to the Trustee within 120 days after the end of such fiscal year an Officer’s Certificate stating that such compliance would be so contrary and any facts particular to the Company that may have caused such compliance to be so contrary.
     SECTION 4.18 Commission Reports and Reports to Holders. Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder who so requests, without cost to such Holder, copies of such reports and other information, provided, however, that the reports, information and other documents required to be filed and provided as described hereunder shall be those of Holdings rather than the Company for so long as (1) Holdings is a Guarantor of the Notes (or the Exchange Notes) and (2) Holdings’ filing of such reports, information and other documents satisfies the requirements of Rule 3-10 of Regulation S-X under the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a) to the extent required thereby. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 4.19 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE FIVE
SUCCESSOR CORPORATION
     SECTION 5.01 When Company May Merge, etc. (a) Neither Holdings nor the Company will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets, (the “Surviving Person”), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Notes and the Security Documents, in the case of a transaction involving the Company, or all of Holdings’ obligations under this Indenture and its Note Guarantee and the Security Documents, in the case of a transaction involving Holdings;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
     (3) in the case of a transaction involving the Company, immediately after giving effect to such transaction on a pro forma basis, the Company, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a), provided that this clause (3) shall not apply to a consolidation, merger or sale of all (but not less than all) the assets of the Company if all Liens and Indebtedness of the Company or the Surviving Person, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;
     (4) it delivers to the Trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and
     (5) the Guarantor, unless the Guarantor is the Person party to such transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person, as the case may be, in accordance with the Notes and this Indenture;
provided, however, that clause (3) above does not apply (i) if, in the good faith determination of the Board of Directors of the Company or Holdings, as the case may be, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or Holdings, as the case may be, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations or (ii) to any merger or consolidation of any Restricted Subsidiary with or into the Company or any sale, conveyance, transfer, lease or disposition of assets from any Restricted Subsidiary to the Company.
     (b) Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of this Indenture) will not, and the

Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor or permit any Person other than the Company or any other Subsidiary Guarantor to merge with or into it, unless:
     (1) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof;
     (2) such entity assumes by a supplemental indenture, executed and delivered to the Trustee, all the Subsidiary Guarantor’s obligations under this Indenture and its Note Guarantee and the Security Documents;
     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (3) of Section 5.01(a).
All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles Four and Five, and notwithstanding clause (3) of Section 5.01(a), nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
     SECTION 5.02 Successor Substituted. (a) Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.
ARTICLE SIX
DEFAULT AND REMEDIES
     SECTION 6.01 Events of Default. Any of the following events shall constitute an “Event of Default” hereunder with respect to the Notes:

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (c) default in the performance or breach of Article Five or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;
     (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the 2010 Notes or the 2008 Notes, as the case may be, (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the 2010 Notes or the 2008 Notes, as the case may be;
     (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
     (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or
     (j) unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by Holdings, the Company or any Significant Subsidiary in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Holdings, the Company or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Holdings, the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee of the Holders of at least 25% of the outstanding principal amount of the 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes and demanding that such default be remedied).
     SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or any Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the 2010 Notes or the 2008 Notes, as the case may be, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the 2010 Notes or the 2008 Notes, as the case may be, to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, the relevant Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company or any Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Holders of a majority in principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if all existing Events of Default with respect to their respective class of Notes other than the non-payment of the principal of, premium, if any, and accrued interest on their respective class of Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of a majority in principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on their respective class of Notes or to enforce the performance of any provision of their respective Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes, by notice to the Company and the Trustee, may on behalf of the Holders of all of such Notes, (a) waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any of such Notes, as the case may be, as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding 2010 Note or 2008 Note, as the case may be, affected and (b) rescind any such acceleration with respect to the 2010 Notes or 2008 Notes, as the case may be, and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
     SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06 Limitation on Suits. A Holder of any Note may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (i) the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Notes;
     (ii) the Holders of at least 25% in aggregate principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes shall have made a written request to the Trustee to pursue such remedy;
     (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 2010 Notes or the 2008 Notes, as the case may be, voting as a separate class with respect to such Notes does not give the Trustee a direction that is inconsistent with the request.
     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding 2010 Notes or 2008 Notes, as the case may be, has concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.
     A Holder may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over such other Holder.
     SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest of any 2010 Note or 2008 Notes, as the case may be, specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that class of Note for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:
     First: to the Trustee for all amounts due under Section 7.07;
     Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the 2010 Notes and 2008 Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and
     Third: to the Company or any other obligors of the 2010 Notes or 2008 Notes, as the case may be, as their interests may appear, or as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding 2010 Notes or 2008 Notes, as the case may be.

     SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.14 Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE SEVEN
TRUSTEE
     SECTION 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.
     (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (e) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
     SECTION 7.02 Certain Rights of Trustee. Subject to Section 7.01 and to TIA Sections 315(a) through (d):
     (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;
     (ii) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;
     (iii) the Trustee may execute any of the trusts or powers hereunder or under the Security Documents or perform any duties hereunder or thereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder or thereunder;

     (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;
     (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence or bad faith;
     (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the cost of the Company, and shall incur no liability or additional liability by reason of such inquiry or investigation;
     (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (viii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the 2010 Notes or 2008 Notes, as the case may be, and this Indenture;
     (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities (including as Collateral Agent) hereunder and under the Security Documents, and to each agent, custodian and other Person employed to act hereunder and thereunder;
     (x) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

     (xi) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
     SECTION 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.
     SECTION 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.
     SECTION 7.05 Notice of Default. If any Default or any Event of Default with respect to the 2010 Notes or 2008 Notes, as the case may be, occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder of 2010 Notes or 2008 Notes, as the case may be, the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 60 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any 2010 Note or 2008 Note, as the case may be, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the respective class of Notes.
     SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).
     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.
     SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee (including when it is acting as an Agent or as the Collateral Agent) upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee’s (including when it is acting as an Agent or as the Collateral Agent) agents and counsel, except for such disbursement and expenses as may be attributable to its negligence or bad faith.

     The Company shall indemnify the Trustee (including when it is acting as an Agent or as the Collateral Agent) for, and hold it harmless against, any loss or liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and the Security Documents and its duties under this Indenture, the Notes and the Security Documents, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture, the Notes and the Security Documents. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.
     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.
     The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.
     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.
     SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding 2010 Notes or 2008 Notes, as the case may be, voting as a separate class with respect to such Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding 2010 Notes or 2008 Notes, as the case may be, voting as a separate class with respect to such Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder of Notes who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign promptly in the manner and with the effect provided in this Section with respect to the Notes.
     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes.
     Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.
     SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
     SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article. The Trustee is subject to TIA Section 310(b).
     SECTION 7.11 Money Held In Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     SECTION 7.12 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     SECTION 7.13 Appointment of Co-Trustees or Co-Collateral Agents. (a) At any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more persons to act as a co-trustee, separate trustee, co-collateral agent or separate collateral agent, in respect of all or any part of the Collateral, and to vest in such person, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part thereof, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee, separate trustee, co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 and no notice to Holders of the appointment of any co-trustee, separate trustee, co-collateral agent or separate collateral agent shall be required.
     (b) Every separate trustee, co-trustee, separate collateral agent or co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, separate collateral agent or co-collateral agent jointly (it being understood that such separate trustee, co-trustee, separate collateral agent or co-collateral agent is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee, co-trustee, separate collateral agent, or co-collateral agent, but solely at the direction of the Trustee;
     (ii) no trustee, co-trustee, separate collateral agent or co-collateral agent hereunder shall be personally liable by reason of any act or omission of any other trustee, co-trustee, separate collateral agent or co-collateral agent hereunder; and
     (iii) the Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee, separate collateral agent or co-collateral agent.
     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees, co-trustees, separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, separate collateral agent or co-collateral agent shall refer to this Indenture and the conditions of this Section. Each separate trustee, co-trustee, separate collateral agent and co-collateral agent upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.
ARTICLE EIGHT
DISCHARGE OF INDENTURE
     SECTION 8.01 Termination of Company’s and Guarantor’s Obligations. (a) This Indenture shall cease to be of further effect (except that the Company’s and the Guarantor’s obligations under Section 7.07 and the Trustee’s and Paying Agent’s obligations under Section 8.03 shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:
     (i) either
     (A) all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid pursuant to Section 4.01) have been delivered to the Trustee for cancellation; or
     (B) all outstanding Notes not theretofore delivered to the Trustee for cancellation:
     (1) have become due and payable,
     (2) will become due and payable at their Stated Maturity within one year, or
     (3) will be scheduled for redemption by their terms within one year,

     and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose an amount of cash or, in the case of clause (ii) or (iii), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, in the case of clause (ii) or (iii), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes for principal, premium, if any, and accrued and unpaid interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (1) the Company has paid all other sums payable by it hereunder; and
     (2) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.
     (b) The Company and the Guarantor may, subject as provided herein, terminate all of their obligations under this Indenture (a “Legal Defeasance”) if:
     (1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders (i) cash in an amount, or (ii) U.S. Government Obligations or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued and unpaid interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes, and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes as the same shall become due;
     (2) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to the Legal Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;
     (3) immediately after giving effect to such deposit on a pro forma basis, no Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or, during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

     (4) the Company shall have delivered to the Trustee (1) either an Opinion of Counsel to the effect that, based on (and accompanied by a copy of) a ruling of the Internal Revenue Service unless there has been a change in U.S. Federal income tax law occurring after the date of this Indenture such that a ruling is no longer required, the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised; or a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 after the passage of 123 days and following the deposit (except, with respect to any trust funds for the account of any Holder of Notes who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;
     (5) if at such time either the 2010 Notes or 2008 Notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that such Notes will not be delisted as a result of such deposit, defeasance and discharge.
     (6) such deposit and discharge will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is bound; and
     (7) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).
     In such event, payment of the Notes may not be accelerated because of an Event of Default, Article Ten and the other provisions of this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.
     However, the Company’s (and, to the extent applicable, the Guarantor’s) obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.08 and 8.04 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s and the Guarantor’s obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive.
     After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.

     (c) The Company and the Guarantor may, subject as provided herein, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Section 4.03 through Section 4.12 and Section 4.14 through Section 4.19, clauses (3) and (4) of Section 5.01, clause (c) of Section 6.01 with respect to such clauses (3) and (4) of Section 5.01, clause (d) of Section 6.01 with respect to such other covenants and clauses (d) and (e) of Section 6.01 and in Article Ten, and such omission to comply with Section 4.03 through Section 4.12 and Section 4.14 through Section 4.19, clauses (3) and (4) of Section 5.01, clause (c) of Section 6.01 with respect to such clauses (3) and (4) of Section 5.01, clause (d) of Section 6.01 with respect to such other covenants and clauses (d) and (e) of Section 6.01 and in Article Ten shall not constitute an Event of Default under Section 6.01 (“Covenant Defeasance”), with the remainder of this Indenture and such Notes unaffected thereby if:
     (1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders (i) cash in an amount, or (ii) U.S. Government Obligations or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any, and accrued and unpaid interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and accrued and unpaid interest with respect to the Notes as the same shall become due;
     (2) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;
     (3) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
     (4) the Company shall have delivered to the Trustee (1) either an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that, based on (and accompanied by a copy of) a ruling of the Internal Revenue Service unless there has been a change in U.S. Federal income tax law occurring after the date of this Indenture such that a ruling is no longer required, the Holders of Notes will not recognize income, gain or loss for

U.S. Federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.01(c) and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised; or a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 after the passage of 123 days and following the deposit (except, with respect to any trust funds for the account of any Holder of Notes who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;
     (5) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is bound; and
     (6) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).
     (d) In order to have money available on a payment date to pay principal of or premium, if any, or accrued and unpaid interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.
     (e) The Company may exercise its Legal Defeasance option under Section 8.01(b) notwithstanding its prior exercise of its Covenant Defeasance option under Section 8.01(c).
     SECTION 8.02 Application Of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and accrued and unpaid interest on the Notes with respect to which the deposit was made.
     SECTION 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or accrued and unpaid interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York.
     After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
     SECTION 8.04 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantor under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or the Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     SECTION 9.01 Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Guarantor and the Trustee may amend or supplement this Indenture and the Security Documents or the 2010 Notes or 2008 Notes, as the case may be, without notice to or the consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency in this Indenture;
     (2) to comply with Article Five or Section 4.07;
     (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
     (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (6) to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holders;
     (7) add any additional assets as Collateral; or

     (8) release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by this Indenture or the Security Documents and to otherwise give effect to Section 11.03.
     SECTION 9.02 With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Guarantor and the Trustee may amend this Indenture, the 2010 Notes or 2008 Notes, as the case may be, and the Security Documents with the written consent of the Holders of a majority in aggregate principal amount of the 2010 Notes or 2008 Notes, as the case may be, then outstanding affected by such amendment, and the Holders of a majority in aggregate principal amount of the 2010 Notes or 2008 Notes, as the case may be, then outstanding affected by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, their respective Notes or the Security Documents.
     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:
     (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;
     (ii) reduce the principal amount of, premium, if any, or interest on any Note;
     (iii) change the optional redemption dates or optional redemption prices of the Notes from that stated under Article Three;
     (iv) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;
     (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) of any Note;
     (vi) reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;
     (vii) waive a default in the payment of principal of, premium, if any, or interest on, any Note;
     (viii) release any Guarantor from its Note Guarantee, except as provided under this Indenture; or
     (ix) amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase under Section 4.11 after the obligation to make such Offer to Purchase has arisen or the obligation of the Company to make and consummate an Offer to Purchase under Section 4.12 after a Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     SECTION 9.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.
     SECTION 9.04 Notation on or Exchange Of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company’s expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and by the Intercreditor Agreement and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Notwithstanding the foregoing sentence, the Trustee may execute any such amendment, supplement or waiver, even if it affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.06 Conformity With Trust Indenture Act. Every amendment to this Indenture and supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.
ARTICLE TEN
GUARANTEE
     SECTION 10.01 Guarantee. Subject to this Article Ten, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Holders and the Trustee, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.
     SECTION 10.02 Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Guarantee to not constitute a fraudulent transfer or conveyance.
     SECTION 10.03 Execution And Delivery Of The Guarantee. To evidence its Guarantee set forth in Section 10.01, the Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in the Note annexed hereto as Exhibit A-1 and Exhibit A-2, shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, any Vice President, Secretary or Treasurer.
     The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.
     In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.07, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.07 and this Article Ten, to the extent applicable.

ARTICLE ELEVEN
COLLATERAL AND SECURITY DOCUMENTS
     SECTION 11.01 Collateral and Security Documents. (a) In order to secure the due and punctual payment of the Notes, the Company and Holdings have entered into the Security Agreement and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens in accordance with the terms of the Intercreditor Agreement and the other Security Documents. The terms “Senior Lender Claims” and “Noteholder Claims” as used in this Indenture shall have the meanings given to them in the Intercreditor Agreement.
     (b) Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Agreement and the other Security Documents.
     (c) The Company shall not, and shall not cause or permit any Guarantor to, intentionally grant a Lien on any of its Collateral to the collateral agent under the Credit Agreement for the benefit of the lenders under the Credit Agreement unless a Junior Lien is created contemporaneously in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Notes) with respect to such property or assets.
     (d) The Collateral Agent is hereby authorized and directed to enter into the Intercreditor Agreement and the Security Agreement, and to execute such agreements as attorney-in-fact on behalf of the Holders, and take any and all actions required or permitted by the terms hereof and thereof.
     SECTION 11.02 Application of Proceeds of Collateral. Upon any realization upon the Collateral by the Collateral Agent, the proceeds thereof shall be applied in accordance with the terms of the Intercreditor Agreement and the terms hereof.
     SECTION 11.03 Possession, Use and Release of Collateral. (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantor will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and the Guarantee (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and under the control of the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.
     (b) Each Holder, by accepting such Note, acknowledges that (i) the Security Documents shall provide that so long as any Senior Lender Claims (or any commitments or letters of credit in respect thereof) are outstanding, the holders of Senior Lender Claims shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral and to change, waive or vary the Security Documents, and (ii) the Trustee or Holders will not be entitled to take any action whatsoever with respect to the

Collateral and the holders of the Senior Lender Claims may (x) direct the Collateral Agent to take, or may take on behalf of the Collateral Agent, actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, to secure additional Indebtedness and additional secured creditors in accordance with the terms hereof and thereof. Subject to the terms of the Security Documents, if at any time or from time to time Collateral that also secures the Senior Lender Claims is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Notes and any Guarantee shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the Senior Lender Claims are repaid in full, the Collateral securing the Notes and the Guarantee shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the Senior Lender Claims. Each Holder of a Note, by accepting such Note, directs the Collateral Agent to take such actions as directed by the holders of the Senior Lender Claims in accordance with this Section 11.03(b).
     (c) At such time as (i) the Senior Lender Claims have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of Senior Lender Claims have released their Senior Liens on all or any portion of the Collateral, the Junior Liens on the Collateral shall also be automatically released to the same extent; provided, however, that (x) in the case of clause (i) of this sentence, if an Event of Default under this Indenture exists as of the date on which the Senior Lender Claims are repaid in full or terminated as described in clause (i), the Junior Liens on the Collateral shall not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Lender Claims secured by the Collateral, and thereafter, the Trustee (acting at the direction of the Holders of a majority of outstanding principal amount of Notes) shall have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Junior Liens shall be released when such Event of Default and all other Events of Default under this Indenture cease to exist), or (y) in the case of clause (ii) of this sentence, if the Senior Lender Claims (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes and the Guarantee shall then be secured by a Junior Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently enters into a new Credit Agreement or other Senior Lender Claims that are secured by assets of the Company and/or its Restricted Subsidiaries of the type constituting Collateral, then the Notes shall be secured at such time by a Junior Lien on the collateral securing such Senior Lender Claims (to the extent such assets are of the type that constitute Collateral) to the same extent (in all material respects) and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral.
     (d) Notwithstanding the provisions set forth in this Section 11.03, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

     SECTION 11.04 Opinion of Counsel. So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Closing Date and thereafter, at least annually, within 30 days of June 1 of each year (commencing with June 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.
     SECTION 11.05 Further Assurances. The Company and the Guarantor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, which the Collateral Agent under the Security Documents deems reasonably appropriate or advisable to perfect, preserve or protect its Security Interest in the Collateral.
     The Company and Guarantor shall, at their own expense, with respect to Collateral securing Noteholder Claims, promptly after the Closing Date take all action to ensure that the corresponding actions (including actions with respect to the granting of security interests and liens and the perfection thereof), execution and delivery of documents and instruments with respect to collateral securing the obligations under the Credit Agreement are taken with respect to the Collateral, including without limitation, (x) delivering to the Collateral Agent additional Security Documents and other documents and (y) taking all other action, as may be required pursuant to that certain Letter Agreement dated as the Closing Date among the Company and Bank of America, N.A., as Administrative Agent (the “Post Closing Letter”), corresponding to the security documents and the other documents required to be delivered pursuant to the Post Closing Letter, in each such case at such times as are set forth therein.
     SECTION 11.06 Trust Indenture Act Requirements. The release of any Collateral from the Junior Lien of any of the Security Documents or the release of, in whole or in part, the Junior Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Junior Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each Holder of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any Senior Lender Claims are outstanding, the Company and the Guarantor shall comply with TIA Section 314(d) relating to the release of property or securities from the Junior Lien hereof but only to the extent required by the TIA.
     SECTION 11.07 Suits to Protect Collateral. Subject to the provisions of the Security Documents, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes).
     SECTION 11.08 Purchaser Protected. In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article Eleven, be under obligation to ascertain or inquire into the authority of the Company or any Guarantor, as applicable, to make any such sale or other transfer.
     SECTION 11.09 Powers Exerciseable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article Eleven.
     SECTION 11.10 Release Upon Termination of Company’s Obligations. In the event that the Company delivers an Officers’ Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight, the Trustee shall (i) execute, deliver and authorize such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Notes.
     SECTION 11.11 Limitation On Duty Of Trustee In Respect Of Collateral
     (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.
     The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Collateral Agent.
     SECTION 11.12 Authorization of Trustee. The Trustee is hereby authorized to enter into, or cause any co-collateral agent to enter into, any Security Document or any other document necessary or appropriate in connection with any such Security Document. The Trustee shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States (“Foreign Collateral”) but shall to the extent required to create Liens on the Foreign Collateral, or on part thereof, for the benefit of the Holders and at the specific request of the Issuer and the Guarantor, appoint for and on behalf of the Holders one of more co-collateral agents to act on behalf of the Holders with respect to such Foreign Collateral.
ARTICLE TWELVE
MISCELLANEOUS
     SECTION 12.01 Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA Section 318(c), the imposed duties shall control.
     SECTION 12.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:
if to the Company or the Guarantor:
American Color Graphics, Inc.
100 Winners Circle
Brentwood, Tennessee 37027
Attention: Secretary
Fax: 615-377-0331
if to the Trustee:

The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration
Fax: 212-815-5704
     The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.
     Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     SECTION 12.03 Certificate And Opinion As To Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (ii) an Opinion of Counsel stating that, all such conditions precedent have been complied with, provided that no such opinion shall be required in connection with any initial issuance of the Notes.
     SECTION 12.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.19) shall include:
     (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;
     (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
     SECTION 12.05 Rules by Trustee, Paying Agent or Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.
     SECTION 12.06 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the intervening period.
     SECTION 12.07 Governing Law. This Indenture, the Notes and the Guarantee shall be governed and construed in accordance with the laws of the State of New York. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Notes or the Guarantee.
     SECTION 12.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 12.09 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, the Guarantor or any successor Person, either directly or through the Company, the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
     SECTION 12.10 Successors. All agreements of the Company and the Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 12.11 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is sufficient to prove this Indenture.
     SECTION 12.12 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 12.13 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     SECTION 12.14 No Liability for Clean-Up of Hazardous Materials. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind with regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee’s sole discretion may cause the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right to, instead of taking such action, either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver.
     The Trustee shall not be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.
[signature page follows]

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.
By:
Name:
Title:

ACG HOLDINGS, INC.
By:
Name:
Title:

THE BANK OF NEW YORK
By:
Name:
Title:

EXHIBIT A-1
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES”, AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE

TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN Section 2.08 OF THE INDENTURE.

AMERICAN COLOR GRAPHICS, INC.
10% Senior Second Secured Note Due 2010

CUSIP Number: ______
ISIN Number: _______
No. ______	$__________
          AMERICAN COLOR GRAPHICS, INC., a New York corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to), FOR VALUE RECEIVED, promises to pay to ______, or its registered assigns, the principal sum of [AMOUNT OF NOTE] (      ) on June 15, 2010. The Notes will be guaranteed by ACG HOLDINGS, INC. (“Holdings”, or the “Guarantor”).
          Interest Payment Dates: June 15 and December 15, commencing December 15, 2003.
          Regular Record Dates: June 1 and December 1.
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
GUARANTEE
          For value received, ACG Holdings, Inc. hereby fully and unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication of this Note.

          IN WITNESS WHEREOF, the undersigned have caused this Note to be signed by their duly authorized officers.

AMERICAN COLOR GRAPHICS, INC.
By:
Name:
Title:

By:
Name:
Title:

ACG HOLDINGS, INC.
By:
Name:
Title:

Trustee’s Certificate of Authentication
This is one of the Notes described in the within-mentioned Indenture.
Dated: _____________

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

AMERICAN COLOR GRAPHICS, INC.
10% Senior Second Secured Note Due 2010
1. Principal and Interest.
     The Company will pay the principal of this Note on June 15, 2010.
     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 15, 2003.
     If an exchange offer (the “Exchange Offer”) registered under the Securities Act is not consummated or a shelf registration statement (the “Shelf Registration Statement”) under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before January 3, 2004, in accordance with the terms of the Registration Rights Agreement dated July 3, 2003, among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Credit Suisse First Boston LLC, the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above, accruing from January 3, 2004, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing June 15, 2004, until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.
     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 3, 2003; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the interest rate borne by the Notes.
2. Method of Payment.
     The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 15 and December 15, commencing December 15, 2003, to the persons who are Holders (as reflected in the Security Register at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after June 15, 2010.

     The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder give the Company wire transfer instructions, the Company will pay all principal, premium and interest on such Holder’s Notes in accordance with such Holder’s instructions. If the Company is not given wire transfer instructions, payment of principal, premium, if any, and interest will be made at the office or agency of the Paying Agent, unless the Company elects to make interest payments by check mailed to the Holders. It may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Registrar.
     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
4. Guarantee.
     The payment of principal, premium (if any) and interest on the Notes is guaranteed on a senior basis by the Guarantor pursuant to Article Ten of the Indenture.
5. Indenture; Limitations.
     The Company issued the Notes under an Indenture dated as of July 3, 2003 (the “Indenture”), among the Company, the Guarantor and The Bank of New York (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
     The Notes are senior second secured obligations of the Company.
     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.
6. Optional Redemption.
     The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on or after June 15, 2007, and prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the

Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing June 15, of the years set forth below:

Year	Redemption Price
2007	105.0%
2008	102.5%
2009	100.0%
     In addition, at any time prior to June 15, 2006, the Company may redeem, on one or more occasions, up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 110%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) provided that at least $150 million aggregate principal amount of Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days of each such sale of Capital Stock.
     Notes in original denominations larger than $1,000 may be redeemed in part.
7. Repurchase upon Change of Control.
     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).
     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.
8. Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.
9. Collateral.
     The Company’s obligations under the Notes and the Indenture are secured by Second Priority Liens on the Collateral in accordance with the terms of the Security Documents and

Article Eleven of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the Second Priority Liens are limited by and subject to the terms of the Security Documents.
10. Persons Deemed Owners.
     A Holder shall be treated as the owner of a Note for all purposes.
11. Unclaimed Money.
     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
12. Discharge Prior to Redemption or Maturity.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except, in certain circumstances, for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.
13. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing default or in compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
14. Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, consolidate or transfer substantially all of its assets. Within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

15. Successor Persons.
     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.
16. Defaults and Remedies.
     Any of the following events constitutes an “Event of Default” under the Indenture:
     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 of the Indenture;
     (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;
     (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
     (h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
     (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or
     (j) unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by Holdings, the Company or any Significant Subsidiary in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Holdings, the Company or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Holdings, the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee of the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.
17. Trustee Dealings with the Company.
     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.
18. Authentication.
     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.
19. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
21. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
22. No Recourse Against Others.
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings or the Company in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Holdings or the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to AMERICAN COLOR GRAPHICS, INC., 100 Winners Circle, Brentwood, Tennessee 37027; Attention: Secretary.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), ssign(s) and transfer(s) unto
INSERT TAXPAYER IDENTIFICATION NO.

Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                              attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES,
UNLEGENDED OFFSHORE GLOBAL NOTES AND
UNLEGENDED OFFSHORE PHYSICAL NOTES]
     In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:
[CHECK ONE]

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder
OR

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	NOTICE: To be executed by an executive officer

OPTION OF THE HOLDER TO ELECT PURCHASE
          If you wish to have this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the Box: ☐
          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount: $                    .
Date:
Your Signature: _____________________________
                    (Sign exactly as your name appears on the other side of this Note)
Signature Guarantee: _____________________________

EXHIBIT A-2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES”, AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE

A-1

TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

A-2

AMERICAN COLOR GRAPHICS, INC.
Senior Second Secured Note Due 2008
CUSIP Number: ______
ISIN Number: ________

No. ___	$
          AMERICAN COLOR GRAPHICS, INC., a New York corporation (the “Company”), which term includes any successor under the Indenture hereinafter referred to), FOR VALUE RECEIVED, promises to pay to ______, or its registered assigns, the principal sum of [AMOUNT OF NOTE] (      ) on March 15, 2008. The Notes will be guaranteed by ACG HOLDINGS, INC. (“Holdings”, or the “Guarantor”).
          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
GUARANTEE
          For value received, ACG Holdings, Inc. hereby fully and unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, on this Note in the amounts and at the times when due and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication of this Note.

A-3

          IN WITNESS WHEREOF, the undersigned have caused this Note to be signed by their duly authorized officers.

AMERICAN COLOR GRAPHICS, INC.
By:
Name:
Title:

By:
Name:
Title:

ACG HOLDINGS, INC.
By:
Name:
Title:

A-4

Trustee’s Certificate of Authentication
This is one of the Notes described in the within-mentioned Indenture.
Dated: _____________

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

A-5

AMERICAN COLOR GRAPHICS, INC.
Senior Second Secured Note Due 2008
1. Principal.
     The Company will pay the principal of this Note on March 15, 2008.
2. Method of Payment.
     The Company will not pay interest on the principal amount of the Notes.
     The Company will pay principal, premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder gives the Company wire transfer instructions, the Company will pay all principal and premium, if any, on such Holder’s Notes in accordance with such Holder’s instructions. If the Company is not given wire transfer instructions, payment of principal and premium, if any, will be made at the office or agency of the Paying Agent, unless the Company elects to make interest payments by check mailed to the Holders. It may mail a check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Registrar.
     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
4. Guarantee.
     The payment of principal and premium (if any) on the Notes is guaranteed on a senior basis by the Guarantor pursuant to Article Ten of the Indenture.
5. Indenture; Limitations.
     The Company issued the Notes under an Indenture, as amended and restated, dated as of November ___, 2007 (the “Indenture”), among the Company, the Guarantor and The Bank of New York (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.
     The Notes are senior second secured obligations of the Company.

A-6

     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.
6. Optional Redemption.
     The Notes are redeemable, at the Company’s option, in whole or in part, at any time or from time to time, on or prior to maturity, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each Holder’s last address, as it appears in the Security Register, at the Redemption Price (expressed as a percentage of principal amount) of 100% to the Redemption Date
     Notes in original denominations larger than $1.00 may be redeemed in part.
7. Repurchase upon Change of Control.
     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Payment Date”).
     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1.00 may be sold to the Company in part.
8. Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $1.00 of principal amount and multiples of $1.00 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.
9. Collateral.
     The Company’s obligations under the Notes and the Indenture are secured by Second Priority Liens on the Collateral in accordance with the terms of the Security Documents and Article Eleven of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the Second Priority Liens are limited by and subject to the terms of the Security Documents.
10. Persons Deemed Owners.
     A Holder shall be treated as the owner of a Note for all purposes.

A-7

11. Unclaimed Money.
     If money for the payment of principal and premium, if any, remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.
12. Discharge Prior to Redemption or Maturity.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of and premium, if any, on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except, in certain circumstances, for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.
13. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing default or in compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.
14. Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, consolidate or transfer substantially all of its assets. Within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers’ Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.
15. Successor Persons.
     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.
16. Defaults and Remedies.
     Any of the following events constitutes an “Event of Default” under the Indenture:

A-8

     (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
     (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (c) default in the performance or breach of Article Five of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 of the Indenture;
     (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;
     (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;
     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs

A-9

of the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
     (h) the Company, any Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all the property and assets of the Company, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;
     (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or
     (j) unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by Holdings, the Company or any Significant Subsidiary in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Second Priority Lien on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by Holdings, the Company or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against Holdings, the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee of the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

A-10

17. Trustee Dealings with the Company.
     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.
18. Authentication.
     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.
19. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
21. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
22. No Recourse Against Others.
     No recourse for the payment of the principal of or premium, if any, on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Holdings or the Company in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Holdings or the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to AMERICAN COLOR GRAPHICS, INC., 100 Winners Circle, Brentwood, Tennessee 37027; Attention: Secretary.

A-11

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), ssign(s) and transfer(s) unto
INSERT TAXPAYER IDENTIFICATION NO.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES,
UNLEGENDED OFFSHORE GLOBAL NOTES AND
UNLEGENDED OFFSHORE PHYSICAL NOTES]
     In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:
[CHECK ONE]
☐(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder
OR
☐(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

A-12

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

A-13

OPTION OF THE HOLDER TO ELECT PURCHASE
     If you wish to have this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the Box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount: $____________.
Date:
Your Signature: ________________________________
                             (Sign exactly as your name appears on the other side of this Note)
Signature Guarantee: ____________________________

A-14

Exhibit B
FORM OF CERTIFICATE
_______, ____
The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

Re:	American Color Graphics, Inc. (the “Company”) 10% Senior Second Secured Notes Due 2010 (the “Notes”)
Dear Sirs:
     This letter relates to U.S. $_____ principal amount of Notes represented by a Note (the “Legended Note”) which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of July 3, 2003 (the “Indenture”) relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.
     You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Holder]
By:
Authorized Signature

B-1

Exhibit C
[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL NOTES OTHER THAN EXCHANGE NOTES,
UNLEGENDED OFFSHORE GLOBAL NOTES AND
UNLEGENDED OFFSHORE PHYSICAL NOTES]
     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:
[Check One]
☐(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.
OR
☐(b)	his Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

C-1

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “QUALIFIED INSTITUTIONAL BUYER” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

C-2

Exhibit D
Form of Certificate to be Delivered in
Connection with Transfers Pursuant to Regulation S
____,___
The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

Re:	American Color Graphics, Inc. (the “Company”) 10% Senior Second Secured Notes Due 2010 (the “Notes”)
Dear Sirs:
          In connection with our proposed sale of U.S.$                     aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:
          (1) the offer of the Notes was not made to a person in the United States;
          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;
          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.
          You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

D-1

Exhibit E
Form of Certificate to be Delivered in
Connection with Transfers to Non-QIB Accredited Investors
_______,_____
The Bank of New York
101 Barclay Street
Floor 8 West
New York, New York 10286
Attention: Corporate Trust Administration

Re:	American Color Graphics, Inc. (the “Company”) 10% Senior Second Secured Notes Due 2010 (the “Notes”)
Dear Sirs:
          In connection with our proposed purchase of $                     aggregate principal amount of the Notes, we confirm that:
          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 3, 2003 (the “Indenture”) relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale

E-1

complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
          You, the Company and the Guarantor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours, [Name of Transferee]
By:
Authorized Signature

E-2